UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒                             Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Axos Financial, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
 Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-–6(i)(1) and 0-11.

Dear Stockholders:
On behalf of the Board of Directors and management of Axos Financial, Inc. (the “Company”), you are cordially invited to attend the 2024 Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Thursday, November 14, 2024 at 2:00 PM, Pacific Time, at our corporate headquarters located at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148.
Although we intend to hold our Annual Meeting in person, in the event it is not possible nor advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Company website at www.axosfinancial.com and our Annual Meeting website at www.envisionreports.com/AX for updated information. If you are planning to attend our meeting, please check either website one week prior to the meeting date.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters to be acted on at the meeting.
Your participation in Company activities is important, and we encourage you to attend the meeting. Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the proxy card in the accompanying postage-paid reply envelope provided to you, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.
Sincerely,

Gregory Garrabrants President and Chief Executive Officer	Axos Financial, Inc. 9205 West Russell Road, Suite 400 Las Vegas, Nevada 89148 September 25, 2024

Notice of Annual Meeting of Stockholders

To Be Held November 14, 2024
Notice to the Stockholders of Axos Financial, Inc.

Date and Time Thursday, November 14, 2024 at 2:00 PM, Pacific Time	Location 9205 West Russell Road, Suite 400, Las Vegas, NV 89148	Who Can Vote Stockholders as of September 16, 2024 are entitled to vote.

Items		Board Vote Recommendation	For Further Details

Internet
www.envisionreports.com/AX
Telephone
from the U.S.A., U.S. territories and Canada toll-free at 800-652-8683
Mail
Completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided

1	To elect four Class II directors, each to hold office for a three-year term and until a successor is elected and qualified;	“FOR”	Page 5

2	To approve in a non-binding and advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement;	“FOR”	Page 27

3	To ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year 2025; and	“FOR”	Page 63

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
We will mail a notice of internet availability of proxy materials – Notice of Annual Meeting of Stockholders – to our stockholders on or about September 25, 2024.
By order of the Board of Directors,
September 25, 2024
Gregory Garrabrants
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and Annual Report will be available free of charge at www.envisionreports.com/AX.

IMPORTANT: Whether or not you plan to attend the annual meeting, please vote as soon as possible online, by phone or by completing, signing and dating the proxy card enclosed with this proxy statement and returning it in the enclosed postage-paid envelope. It is important that your vote be counted. Voting online, by phone or by completing, signing and returning the proxy card will not prevent you from voting in person if you choose to attend the annual meeting.

Introduction

Annual Meeting of Stockholders
To Be Held at 2:00 PM Pacific Time, November 14, 2024
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Axos Financial, Inc., a Delaware corporation (the “Company” or “Axos”), for use at the 2024 Annual Meeting of Stockholders, which will be held on Thursday, November 14, 2024, at 2:00 PM, Pacific Time, at our corporate headquarters at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, and at any adjournment or postponement thereof (the “Annual Meeting”). The notice of internet availability and this accompanying Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 25, 2024.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to vote by completing all of your proxy cards, by telephone, or through the internet.
Who is entitled to vote?
If you were a holder of Axos Financial, Inc. common stock at the close of business on the record date of September 16, 2024 (the “record date”), either as a stockholder of record or as the beneficial owner of shares held in street name, you may direct a vote at the 2024 Annual Meeting. As of the record date, we had 56,958,234 shares of our common stock outstanding and entitled to be voted. Each share of common stock entitles its holder to one vote.
What does it mean to be a stockholder of record or beneficial holder and who can vote in person at the meeting?

Stockholder of Record: Shares Registered in Your Name.
If on the record date, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record and you may vote in person at the Annual Meeting, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by completing your proxy card, by telephone, or through the internet, to ensure your vote is counted.

Beneficial Holder: Owner of Shares Held in Street Name.
If on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred herein as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account, or more commonly, the nominee of the Depository Trust Company, a registered clearing agency with which most major broker-dealers and banks deposit their securities, is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial holder, you have the right to direct your broker on how to vote the shares in your account. As a beneficial holder, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker (known as a “legal proxy”) giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the notice of internet availability.

1

Proxy Statement
What is the effect of broker non-votes?
Under the rules that govern brokers, your broker or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
What constitutes a quorum?
Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).
How do I vote by proxy before the meeting?
Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.;

By Internet www.edocumentview.com/AX	By Telephone from the U.S.A., U.S. territories and Canada toll-free at 800-652-8683	By Mail Completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided
Please refer to the proxy card for further instructions on voting via the Internet and by telephone.
Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.
May I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Please note that if you are a beneficial holder and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker-dealer or bank that holds your account.
How can I revoke my proxy?
If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

•Sending a written notice to revoke your proxy to Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary. To be effective, the Company must receive the notice of revocation before the Annual Meeting commences.
•Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.
•Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.

If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

2

Proxy Statement
How many votes do I have?
Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests that you submit your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.
How will the Board vote my proxy?
A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted as follows:

Items		Board Vote Recommendation
1	Election of the directors nominated by the Board	“FOR”
2	Approval, in a non-binding and advisory vote, of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement	“FOR”
3	Ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year 2025	“FOR”
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

3

Proxy Statement
What vote is required to approve each item?
Proxies marked as abstentions or withheld votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. A broker non-vote will still be counted in determining whether a quorum is present.

Voting Items	Requirement

Election of Directors.
Assuming a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the four nominees who receive the highest number of votes cast will be elected as Class II directors. Abstentions and broker non-votes will have no effect on the results of the election of directors.

Non-Binding and Advisory Votes.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for the non-binding and advisory approval of the compensation of the Company’s Named Executive Officers. Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the results of these proposals.

Vote for the Ratification of Selection of Independent Registered Public Accounting Firm.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for the ratification of the selection of BDO USA, P.C. Abstentions will have the same effect as a vote against this proposal. The ratification of the selection of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Other Items.
For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.

Can I exercise rights of appraisal or other dissenters’ rights?
No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the Annual Meeting.
Who will bear the costs associated with this Proxy Statement?
The Company will bear the entire cost of preparing, assembling, printing and mailing the notice of internet availability and this accompanying Proxy Statement and proxy card and any additional material that may be furnished to stockholders.

4

Item 1. Election of Directors

The board of directors recommends a vote “FOR” the election of each of the four Class II nominees named below.

Board Nominees – 2024
The Company’s Board is divided into three classes designated as Class I, Class II and Class III (see Corporate Governance, Board of Directors Composition and Independence). There are currently four Class II directors whose terms expire at the 2024 Annual Meeting. The members of the Board of Directors of the Company also are the members of the Board of Directors of Axos Bank (the “Bank”), a consolidated subsidiary of the Company. The Board of Directors, upon recommendation of the Nominating/Corporate Governance Committee, has nominated the four Class II directors named below for election to the Board to hold office for a three-year term expiring at the 2027 Annual Meeting or until a successor is elected and qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of these nominees. If, prior to the Annual Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors as permitted by the rules of the Securities and Exchange Commission (the “SEC”).

Vote Required
If a quorum is present and voting, the four Class II nominees receiving the highest number of votes will be elected to the Board. Because there are only as many nominees as there are directors to be elected at this year’s meeting, a director nominee is assured of being elected if he or she receives any “For” votes, regardless of how many negative votes (“Withhold”) are cast for that director. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” each of the four Class II nominees nominated by the Board.

5

Item 1. Election of Directors
Class II Director Nominees for Terms Ending at the 2027 Annual Meeting of Stockholders

Gregory Garrabrants
Background
•Mr. Garrabrants brings to the Board more than twenty-five years of experience in financial services.
•Mr. Garrabrants also possesses particular strengths with respect to leadership and management skills.
•Prior to joining the Company, Mr. Garrabrants was a senior vice president and the head of corporate business development at the nation’s seventh largest thrift focusing on entry into new business segments, mergers and acquisitions, joint ventures and strategic alliances.
•Before his senior executive roles at banking institutions, Mr. Garrabrants served the financial services industry as an investment banker, management consultant and attorney for over 15 years.
•He was an investment banker at Goldman Sachs specializing in advising management and directors on issues such as strategic planning, capital and liquidity management, balance sheet management, asset/liability management, and enhancement of stockholder value.
•Prior to Goldman Sachs, Mr. Garrabrants served as a management consultant at McKinsey & Company (“McKinsey”).
•At McKinsey, Mr. Garrabrants led teams that worked with senior management of money center banks, non-bank financial services companies, insurance companies and asset managers on strategy development, sales force effectiveness, risk management, organizational design and corporate restructuring.
•Prior to McKinsey, Mr. Garrabrants worked as a summer associate at Skadden, Arps, Slate, Meagher & Flom, Munger, Tolles & Olson, and Morrison & Foerster focusing on corporate and securities law and clerked for the Honorable Steven V. Wilson of the United States District Court for the Central District of California.
•Prior to graduate school, he began his career at Deloitte Consulting in the financial advisory services and litigation support practices.
Director Qualifications
The Company believes Mr. Garrabrants’ qualifications to serve on the Board, in addition to those discussed above, include his extensive experience in banking, investment banking, strategic planning and team leadership. The Company believes that his 17 years of service to the Company reflect his skills to attract high quality new customers, build new banking and securities products and services and to develop management teams responsive to current and future business changes.
Education
Mr. Garrabrants earned his Juris Doctorate, magna cum laude, from the Northwestern University School of Law and his MBA, with the highest distinctions, from the J.L. Kellogg Graduate School of Management at Northwestern University. He has a Bachelor of Science degree in Industrial and Systems Engineering and a minor in Economics from the University of Southern California where he graduated with high honors.

President and Chief Executive Officer (since October 2007) Director Since: March 2008 Age: 52 Axos Financial Committees: •None Axos Bank Committees: •None

6

Item 1. Election of Directors

Paul J. Grinberg Independent Director
Background
•Mr. Grinberg brings to the Board extensive executive management, operational, M&A, accounting and financial reporting expertise.
•Mr. Grinberg currently serves as the President of PG Mountain Capital, a company which provides consulting and advisory services to private equity and venture capital firms and their related businesses.
•Mr. Grinberg also serves as the CEO and Chairman of Mountain Lake Acquisition Corp. (“MLAC”) a special purpose acquisition company formed to effect a business combination with one or more businesses. On August 8, 2024, MLAC filed its Form S-1 with the SEC to become publicly listed under the ticker MLACU.
•Mr. Grinberg previously served as Chairman of Social Leverage Acquisition Corp I (NYSE: SLAC), a special purpose acquisition company formed to effect a business combination with one or more businesses.
•Mr. Grinberg also previously served as an executive with Encore Capital Group (Nasdaq: ECPG), an international specialty finance company with operations in fifteen countries, from September 2004 through December 2018.
•His most recent position was President, International, overseeing Encore’s International operations.
•Before that, he served as Group Executive, International and Corporate Development and Executive Vice President and Chief Financial Officer.
•Prior to joining Encore, Mr. Grinberg served as President of Brio Consulting Group, a company he founded that provided financial strategy and consulting services to private equity and venture-backed companies.
•Before that, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies, and as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies.
•Mr. Grinberg began his career at Deloitte & Touche LLP, ultimately becoming a partner in the firm’s Merger and Acquisition Services Group.
Director Qualifications
The Company believes Mr. Grinberg’s qualifications to serve on the Board, in addition to those discussed above, include his 20 years of experience in banking as a director of the Company, his nearly 26 years of experience as a public company executive and CFO in the financial services industry, his public accounting experience including public and private company auditing, his M&A advisory experience and his experience analyzing financial strategies for growing businesses.
Education
Mr. Grinberg earned a MBA (graduating Beta Gamma Sigma) from Columbia University and a bachelor’s degree in accounting (graduating magna cum laude) from Yeshiva University.

Chairman of the Board of Directors (since February 2017)
Director Since: April 2004
Age: 63
Axos Financial Committees:
•Audit (Chair)
•Compensation
•Nominating/Corporate Governance
Axos Bank Committees:
•Audit (Chair)
•Compliance and Independent Credit Review

7

Item 1. Election of Directors

Uzair Dada Independent Director
Background
•Mr. Dada has a strong business and financial background focused on technology and marketing.
•He is the Founder and CEO (since 2001) of Iron Horse (“IH”), an award-winning growth marketing technology and services company serving an array of Fortune 500 and high tech companies.
•Under Mr. Dada's leadership, IH has introduced a suite of proprietary demand generation solutions and technologies that are widely recognized for their innovation.
Director Qualifications
The Company believes Mr. Dada’s qualifications to serve on the Board, in addition to those discussed above, include his valuable digital marketing technology and systems integration experience, his IT compliance and auditing experience and his strong business and financial background.
Education
Mr. Dada is a graduate of the University of California, Berkeley and the J.L. Kellogg Graduate School of Management at Northwestern University.

Director Since: January 2015 Age: 57 Axos Financial Committees: •None Axos Bank Committees: •Technology (Chair) •Credit

8

Item 1. Election of Directors

Sara Wardell-Smith Independent Director
Background
•Ms. Wardell-Smith brings extensive experience to the Board in the areas of wholesale banking, financial institutions, global payments and fintech partnerships.
•Ms. Wardell-Smith is the former head of Visa's commercial business across North America and was responsible for product, partnerships, sales and platforms. While at Visa, she led financial institution initiatives related to card issuance, real-time payments, cross-border payments, and new payment flows.
•Prior to Visa, Ms. Wardell-Smith was an executive vice president at Wells Fargo and served on the management committee. During her long tenure at Wells Fargo, Ms. Wardell-Smith held senior leadership positions in a number of banking divisions that served consumers, commercial businesses and institutional clients. These divisions included the financial institutions group, the global treasury management group, the foreign exchange group and the corporate and investment banking division.
•Ms. Wardell-Smith is an experienced board member and advisor. She currently serves as an independent board member at R&T Deposit Solutions, a provider of deposit and treasury management solutions for the financial services industry. She is also an independent board member at the Provenance Blockchain Foundation, an organization focused on enabling financial institutions and fintech firms to securely issue, transact and service digitally native financial assets at scale on the Provenance blockchain.
•For the past few years, Ms. Wardell-Smith has also served as an advisor at NYCA, a venture capital firm focused on connecting fintech companies to the global financial system.
•Previously, Ms. Wardell-Smith served on the U.S. board of Revolut, a fintech company offering certain banking services. She also served on the boards of the CLS Group and CLS Bank International which operate a large multi-currency cash settlement system designed for financial institutions.
•Prior to that, Ms. Wardell-Smith was a member of the Working Group on U.S. Renminbi Trading and Clearing, and on the board of the Global Foreign Exchange Division.
Director Qualifications
The Company believes Ms. Wardell-Smith's qualifications to serve on the Board, in addition to those discussed above, include her strong leadership and extensive financial institutions expertise from her operating experience at global Fortune 500 companies, in addition to her service on several boards of major fintech companies and financial institutions.
Education
Ms. Wardell-Smith has a Bachelor of Science degree in International Finance from the University of San Francisco.

Director Since: December 2023 Age: 53 Axos Financial Committees: •None Axos Bank Committees: •Asset/Liability •Compliance and Independent Credit Review

9

Item 1. Election of Directors
Continuing Class III Directors with Terms Ending at the 2025 Annual Meeting of Stockholders

James S. Argalas Independent Director
Background
•Mr. Argalas brings to the Board extensive experience in the financial and investment sectors.
•In 2009, he founded Presidio Union, LLC, a company that specializes in providing financial analysis and corporate advisory services to early stage growth companies and their investors, taking an active role in developing ventures that have the potential to create significant stockholder value.
•Prior to founding Presidio Union, Mr. Argalas was a Principal at Watershed Asset Management and NM Rothschild, where he was responsible for investments in distressed credit, liquidations, real estate, special situations, and debt and equity investments in Asia-Pacific.
•Prior to joining Watershed, Mr. Argalas was an Associate Principal with McKinsey & Company and the FICC desk at Goldman Sachs.
Director Qualifications
The Company believes Mr. Argalas’ qualifications to serve on the Board, in addition to those discussed above, include his experience investing in complex debt securities, real estate and other special investment situations including investments in early stage financial technology ventures.
Education
Mr. Argalas has a MBA from the J.L. Kellogg Graduate School of Management at Northwestern University with majors in Finance, Entrepreneurship and International Business; in addition, Mr. Argalas holds a Bachelor of Science degree in Engineering from the University of Michigan, and a Bachelor of Science degree in Foreign Service from Georgetown University.

Director Since: August 2011 Age: 53 Axos Financial Committees: •None Axos Bank Committees: •Asset/Liability (Chair) •Compliance and Independent Credit Review

10

Item 1. Election of Directors

James J. Court Independent Director
Background
•Mr. Court currently is Chief Executive Officer of Navogen, LLC (“Navogen”), a business and technology consulting firm. Mr. Court started Navogen in December of 2018.
•Previously, Mr. Court served as Chairman and President of First American’s Property & Casualty Insurance Group (“First American”). Mr. Court joined First American in 1999 and has previously served in senior management roles including Chief Operating Officer and Chief Information Officer; his responsibilities at First American included overseeing all three Property & Casualty operating units.
•Prior to joining First American, Mr. Court held information technology and operations positions at MGE UPS Systems and Printronix, Inc.
•Further, Mr. Court has led successful business and technology transformations in both the financial services and manufacturing sectors.
Director Qualifications
The Company believes Mr. Court’s qualifications to serve on the Board, in addition to those discussed above, include his experience as CEO, COO and CIO for information technology firms as well his insurance industry knowledge, particularly real estate title insurance and property and casualty insurance.
Education
Mr. Court holds a MBA from the Graziadio School of Business and Management at Pepperdine University, a Bachelor of Science degree in Information Systems from the University of Redlands, and an Associate degree in Electronic Engineering Technology.

Director Since: April 2011 Age: 62 Axos Financial Committees: •Compensation (Chair) •Nominating/Corporate Governance Axos Bank Committees: •Technology

11

Item 1. Election of Directors

Stefani D. Carter Independent Director
Background
•Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals.
•Ms. Carter currently serves as an arbitrator and is the principal of three entities, Stefani Carter & Associates, LLC, a consulting and legal services firm, Stable Realty, LLC, a real estate investments firm, and Dallas HERO, a non-profit focusing on local ballot initiatives.
•From 2020 to 2023, Ms. Carter served as a litigation shareholder at Ferguson Braswell Fraser Kubasta PC (“FBFK”), a full-service law firm.
•Prior to FBFK, Ms. Carter served as senior counsel at the law firm of Estes Thorne & Carr PLLC for three years.
•In addition, Ms. Carter served as an elected representative of House District 102 in the Texas House of Representatives between 2011 and 2015.
•From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner, PC and from 2007 to 2008 was a prosecutor in the Collin County District Attorney’s Office.
•Prior to serving as a prosecutor, Ms. Carter was an associate attorney at Vinson & Elkins LLP from 2005 to 2007.
•Ms. Carter currently serves as the Lead Director, the Chair of the Nominating and Corporate Governance Committee, and as a Member of the Related Party Transactions Committee of Braemar Hotels & Resorts, Inc. (NYSE: BHR), a luxury lodging real estate investment trust.
•In addition, Ms. Carter currently serves as the Chairman of the Board of Directors, as a Member of the Nominating and Corporate Governance Committee, and as a Member of the Executive Committee of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a retail real estate investment trust.
Director Qualifications
The Company believes that Ms. Carter's qualifications, in addition to those discussed above, include her extensive experience in advising and counseling clients in civil litigation and contractual disputes, her many experiences as an elected official, and her experience serving on other public company boards.
Education
Ms. Carter has a Juris Doctor from Harvard Law School, a Master's in Public Policy from Harvard University's John F. Kennedy School of Government, and a Bachelor of Arts in Government as well as a Bachelor of Journalism in News/Public Affairs from the University of Texas at Austin.

Director Since: August 2021 Age: 46 Axos Financial Committees: •Nominating/Corporate Governance (Chair) •Compensation Axos Bank Committees: •Asset/Liability

12

Item 1. Election of Directors

Roque A. Santi Independent Director
Background
•Mr. Santi currently serves as a member of the Board of Directors of ECC Capital Corp.
•Mr. Santi previously served as Enterprise CFO with Roosevelt Management Company, LLC, in New York through October 2023, where he developed and implemented strategic plans and directed personnel responsible for the oversight of financial control function.
•Prior to joining Roosevelt Management, he served from 2010 to 2019 as President, CEO, CFO and board member for Elderlife Financial Services, LLC, where he organized the recapitalization and buildout of a national direct lending unit and developed a unique "financial concierge" service for the senior living industry during the financial crisis.
•From 2004 to 2019, Mr. Santi was President and CFO with ECC Capital Corporation.
•Mr. Santi's experience includes being a Partner with Ernst & Young LLP and Arthur Andersen LLP, and a Manager with Deloitte & Touche.
•Mr. Santi served as a member of the board of ElderLife Financial Services, LLC through 2021, and was a member of the board of Federal National Holdings, Inc.
Director Qualifications
The Company believes that Mr. Santi's qualifications, in addition to those discussed above, include his over 37 years of executive leadership and expertise in the lending and mortgage industry and experience in both large corporate and entrepreneurial C suites together with his experience serving on other boards.
Education
Mr. Santi has a bachelor's degree in Accounting from Pace University in New York, New York, and has been a Certified Public Accountant since 1988 – Certified in Maryland and Virginia (status - inactive).

Director Since: August 2022 Age: 61 Axos Financial Committees: •Audit Axos Bank Committees: •Audit •Asset/Liability •Credit

13

Item 1. Election of Directors
Continuing Class I Directors with Terms Ending at the 2026 Annual Meeting of Stockholders

Tamara N. Bohlig Independent Director
Background
•Ms. Bohlig brings to the Board more than 30 years of experience, driving billions in aggregate revenue and accumulated assets under management for companies at the intersection of technology, financial services, and health care.
•Over her 30 year career, Ms. Bohlig has led corporate and product marketing teams in developing, launching, and managing more than 30 enterprise and consumer products and services, including the marketing of 250+ investment products and 100+ platform services.
•Today, Ms. Bohlig is the Chief Marketing Officer (“CMO”) for Vida Health, and a small business owner-operator.
•Earlier, Ms. Bohlig served as CMO of AssetMark and SmartBiz Loans, helping the former take its asset management platform public on the New York Stock Exchange.
•She also served as a senior executive across business development, client experience, and marketing for Charles Schwab & Co., Inc.’s investor retail and investment management divisions.
•Her early career included vice president roles in marketing for JPMorgan Chase, N.A. (formerly WaMu and Providian), as well as product management, sales, and marketing roles for Hewlett-Packard, P&G, and General Mills.
Director Qualifications
The Company believes Ms. Bohlig’s qualifications to serve on the Board, in addition to those discussed above, include her directly relevant experience in the asset management and brokerage industries, specifically as it relates to business development, client experience, product management and marketing.
Education
Ms. Bohlig holds two degrees from Northwestern University, including an MBA from the J.L. Kellogg Graduate School of Management, and a bachelor of arts in sociology.

Director Since: August 2019 Age: 55 Axos Financial Committees: •None Axos Bank Committees: •Compliance and Independent Credit Review (Chair) •Technology

14

Item 1. Election of Directors

Nicholas A. Mosich Independent Director
Background
•Mr. Mosich has extensive knowledge of the real estate development and investment banking industries acquired through his career as a Managing Member of Ion Capital Partners, LLC / Arroyo Vista Partners, LLC, both discretionary investment funds that acquire land for residential development projects in California.
•Mr. Mosich serves as General Partner of Southwest Aviation Complex, LP, a fixed base operation at Van Nuys Airport and as General Partner of Vineyard Ventures, LP, a Washington real estate venture.
•Mr. Mosich also brings 40 years of capital markets and business management experience, most recently as an Executive Vice President and Board Member of The Seidler Companies Incorporated, a NYSE member firm (“Seidler”).
•While at Seidler, Mr. Mosich was responsible for overseeing its Private Client Service operations and Investment Banking Operations.
•He was a Managing Director of Seidler’s Community Bank Group, active in mergers and acquisitions, raising public and private capital for emerging growth banks including an active role as a co-manager of the Axos initial public offering.
•Previously, Mr. Mosich was a partner at McGoodwin James & Company, a venture capital firm headquartered in Costa Mesa. At McGoodwin, he was active in funding later stage venture companies and making private investments in public companies.
Director Qualifications
The Company believes Mr. Mosich’s qualifications to serve on the Board, in addition to those discussed above, include his experience developing residential real estate in California and providing capital market services to small banks and other businesses.
Education
Mr. Mosich completed his undergraduate degree (cum laude) at the University of Michigan and received a MBA from Stanford University.

Vice Chairman of the Board (since October 2010) Director Since: May 2009 Age: 69 Axos Financial Committees: •Audit Axos Bank Committees: •Audit •Credit

15

Item 1. Election of Directors

Edward J. Ratinoff Independent Director
Background
•Mr. Ratinoff currently holds the position of Founder and Managing Principal of James Investment Partners, a privately-held real estate investment platform based in Los Angeles.
•Mr. Ratinoff previously served as Managing Director and Head of Acquisitions for Phoenix Realty Group, an institutional real estate investment firm focused on opportunistic multifamily investments.
•Mr. Ratinoff also held the position of Managing Director and west coast head for the J.E. Robert Companies. In this role, Mr. Ratinoff was responsible for all equity and debt transactions throughout the western United States for the real estate investment funds sponsored by the firm and was a member of the investment committees for both JER Partners and JER Investors Trust (NYSE: JRT).
•Mr. Ratinoff has also served as Principal with FowlerFlanagan Partners and held senior positions focusing on real estate investment banking with McDonald Investments, Chase Securities and BT Alex Brown, executing public and private capital markets transactions for west coast-based real estate companies.
Director Qualifications
The Company believes Mr. Ratinoff’s qualifications to serve on the Board, in addition to those discussed above, include his experience investing and managing multifamily real estate projects and providing capital markets financing for real estate assets.
Education
Mr. Ratinoff received a Bachelor of Arts in Architecture and City Planning from the University of California, Berkeley, and a MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.

Director Since: April 2010 Age: 59 Axos Financial Committees: •None Axos Bank Committees: •Compliance and Independent Credit Review •Credit (Chair)

16

Corporate Governance

The Role of the Board of Directors
The Board and senior management have adopted governance practices which emphasize stockholder value in accordance with highest standards of integrity. For example, ten of our eleven directors (91%) meet the standards for independence set forth in NYSE listing requirement, well above the requirement that a majority of the board of directors must be comprised of independent directors. The members of the Board of Directors of the Company also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board of Directors keep informed about our business through discussions with senior management and other officers and managers of the Company, the Bank, and its securities business subsidiaries, by reviewing analyses and reports submitted to them by management and outside consultants, and by participating in Board and Board committee meetings.
Board of Directors Composition and Independence
The Board of Directors of the Company is authorized to have up to eleven members and eleven members are currently serving. In accordance with the terms of our Amended Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. The members of the classes are as follows:

Class I	Class II	Class III

•Tamara N. Bohlig •Nicholas A. Mosich •Edward J. Ratinoff	•Gregory Garrabrants •Paul J. Grinberg •Uzair Dada •Sara Wardell-Smith	•James S. Argalas •James J. Court •Stefani D. Carter •Roque A. Santi

Terms will expire at the 2026 Annual Meeting of Stockholders.	Terms will expire at the 2024 Annual Meeting of Stockholders unless re-elected for additional terms that will expire at the 2027 Annual Meeting of the Stockholders.	Terms will expire at the 2025 Annual Meeting of Stockholders.

The authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of at least 75% of our outstanding stock entitled to vote on election of directors.
The Board has determined that ten members of the Board meet the definition of “independent director” as the term is defined by applicable NYSE rules. Mr. Garrabrants is not an independent director because he is our President and Chief Executive Officer. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or that have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.
All of the members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors of the Company are independent directors.

17

Corporate Governance
Board of Directors Leadership Structure

Chairman of the Board of Directors	President and Chief Executive Officer

Paul J. Grinberg	Gregory Garrabrants

The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Garrabrants to focus on the Company’s operations and strategy, while Mr. Grinberg, among his other Board of Directors and committee responsibilities:

•can provide independent leadership for the Board of Directors;
•set the agenda for meetings, preside over executive sessions of the non-management directors; and
•enable other directors to raise issues and concerns for consideration by the Board of Directors without immediately involving the President and Chief Executive Officer or other management.

The Board of Directors Role in Risk Oversight
The Board of Directors, together with the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee of the Board of Directors of the Company, as well as the five Bank Board of Directors’ risk committees (Asset/Liability, Audit, Credit, Compliance and Independent Credit Review, and Technology), coordinate with each other to provide enterprise-wide oversight of our management and risk management efforts. These committees report regularly to the Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, and reputational risks, cybersecurity, and data privacy. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, internal controls, compliance, legal matters, asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.
The Enterprise Risk Management (“ERM”) program, led by certain officers of the Company, including Mr. Garrabrants, our President and Chief Executive Officer, with oversight from the Board, identifies and evaluates key business risks within the financial, operational, regulatory and strategic arenas to develop risk monitoring processes and response strategies to transfer, avoid, reduce or accept individual risks as appropriate. The ERM program assists management in determining appropriate risk tolerance levels which balance risk mitigation with opportunities to create stockholder value. ERM program leaders make regular reports to the Board regarding the ERM program’s risk identification, management and mitigation strategy recommendations.

Board Committees of the Company	Bank Board of Directors’ Risk Committees

•Audit Committee •Compensation Committee •Nominating/Corporate Governance Committee	•Asset/Liability Committee •Audit Committee •Credit Committee •Compliance and Independent Credit Review Committee •Technology Committee

The Committees provide the Board of Directors with insight about our management of key risks, including:

•strategic risks •credit risks •interest rate risks •financial reporting risks	•technology risks •liquidity risks •compliance risks •operational risks	•reputational risks •cybersecurity •data privacy

18

Corporate Governance

Board

•Our Board of Directors is actively involved in oversight and review of the Company’s risk management efforts either directly or through its standing committees.

Management

•The Company’s management is responsible for assessing and managing risk and communicating risks to the Board.

While general oversight responsibility of risks and our ERM program is with the Board of Directors, its standing committees support the Board of Directors by regularly addressing various risks in each committee’s respective areas of oversight. Each standing committee provides reports to the Board of Directors at regular meetings concerning the activities of the committee and of the actions taken by the committee since the last Board of Directors regular meeting.
Corporate Governance Principles
Our Board of Directors is committed to having sound corporate governance principles to assist in fulfilling the Board’s oversight responsibilities. These principles are essential to maintaining the Company’s integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines (a copy of which is accessible at the Governance section of our website at www.axosfinancial.com) that include a number of the practices and policies under which our Board operates, together with concepts suggested by various authorities in corporate governance and the requirements under the NYSE’s listed company rules and applicable regulations of the SEC. Some of the principal subjects covered by our governance guidelines include:

•Director Qualifications, which addresses a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, and ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account his or her employment and other board commitments.
•Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; providing active, objective and constructive participation at those meetings; and attending regularly scheduled executive sessions of the Board, without management.
•Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

19

Corporate Governance
Board of Directors Meetings and Attendance
Our Board members are encouraged to prepare for and attend all Board of Directors and stockholder meetings and the meetings of the Board committees of which they are members. During the 2024 fiscal year, the Board of Directors of the Company held a total of eight meetings. During the 2024 fiscal year, all of our directors attended all of the meetings of the Board and committees on which he or she served (in each case during the period he or she served). In addition to the meetings of the Board of Directors of the Company, the Board of Directors of the Bank met a total of eleven times. All of our directors attended our Annual Meeting of Stockholders held November 9, 2023. The Company encourages, but does not require, our directors to attend our Annual Meeting of Stockholders.
Code of Conduct
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries, and a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions (collectively, the “Codes”). These Codes are critical to achieving our shared vision of an enterprise committed to business excellence and superior individual performance in a character driven meritocracy. Our Code of Business Conducts and Ethics can be found at the Governance section of our website at www.axosfinancial.com. A copy of the Code of Ethics may also be obtained via written request sent to Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary. We intend to comply with any legally required disclosures of any amendments to the Codes and any waivers of the requirements of the Codes that may be granted to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer by disclosing such information on our website.
Other Governance Matters
You can access the Company’s Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Company’s website at www.axosfinancial.com.
Stockholders and other interested persons who wish to communicate with the Board of Directors, a specific director, the non-management members of the Board as a group, or any committee of the Board may send a letter to the Corporate Secretary at Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148. The Corporate Secretary may review the communications to ensure receipt by the appropriate director. Communications that are commercial solicitations, customer complaints, incoherent or offensive will be excluded.
Hedging and Pledging Policy
Our Insider Trading Policy includes provisions that prohibit Company personnel, including employees, officers and directors, from engaging in speculative securities transactions related to Company securities without prior written consent of the Chief Financial Officer, including, purchasing the Company’s securities on margin; short sales; buying or selling puts or calls; engaging in derivative transactions relating to the Company’s securities; and pledging Company securities.

20

Committees of the Board of Directors

The Board of Directors of the Company has three standing committees: Audit, Compensation and Nominating/Corporate Governance. The members of the Audit Committee of the Board of Directors of the Company also serve as members of the Audit Committee of the Board of Directors of the Bank and together are referred to herein as the “Audit Committee.” A copy of each of the Committee charters, which complies with applicable NYSE rules, is accessible at the Governance section of our website at www.axosfinancial.com. A description of the general functions, composition and number of meetings held by each Committee during fiscal year 2024 is set forth below.

Audit Committee
The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter.
All of the members of the Audit Committee are independent directors within the meaning of the NYSE listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Board of Directors has determined that Mr. Grinberg, Mr. Mosich and Mr. Santi meet the definitions of “audit committee financial expert” adopted by the SEC and included in NYSE’s rules for listed companies.

Members Paul J. Grinberg (Chair) Nicholas A. Mosich Roque A. Santi Meetings in 2024: 12

Compensation Committee
The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans and recommends compensation of our non-employee directors. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee.

Members James J. Court (Chair) Paul J. Grinberg Stefani D. Carter Meetings in 2024: 5

Nominating/ Corporate Governance Committee
The Nominating/Corporate Governance Committee assists the Board in selecting nominees for election to the Board, in assessing the performance of the Board and in monitoring the composition of the Board. Each member of the Nominating/Corporate Governance Committee meets the “independent director” requirements within the meaning of the NYSE listed company rules. The Board has adopted a charter setting forth the responsibilities of the Nominating/Corporate Governance Committee.

Members Stefani D. Carter (Chair) James J. Court Paul J. Grinberg Meetings in 2024: 3

21

Committees of the Board of Directors
The Director Nominating Process
In identifying new Board candidates, the Nominating/Corporate Governance Committee seeks recommendations from existing board members and executive officers. The Nominating/Corporate Governance Committee also has the authority to engage an executive search firm and other advisors, as it deems appropriate, to assist it identifying qualified candidates for the Board.
In determining whether to nominate each of the director nominees, the Committee considers the following:

Relevant Industry Experience
Includes banking, financial services, technology services, real estate, insurance and trust services. The Committee considers his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account his or her employment and other board commitments.

Public Company Experience	Includes experience serving on other public company boards, experience with investor relations and familiarity with regulations.

Expertise in Technology	Includes backgrounds in information systems, financial systems, IT controls and software integrations.

Financial Acumen	Includes ability to make independent analytical inquiries about financial matters related to our business and the business environment in which we operate.

Leadership Experience	Includes experience as a CEO, CFO, COO or other senior level position engaging employees, customers, and stockholders, etc.

Legal and Compliance Experience	Includes experience with bank regulations, compliance, litigation and contract provisions.

The Nominating/Corporate Governance Committee conducts a comprehensive review of the activities and associations of each candidate to ensure that there are no legal impediments, conflict of interests or other considerations that might hinder or prevent service on the Board. In making its selection, the Nominating/Corporate Governance Committee bears in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole. The Nominating/Corporate Governance Committee will consider candidates proposed by stockholders upon timely written notice to the Corporate Secretary. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders only if the stockholder meets certain criteria and the written notice of such stockholder’s intent to make such nomination or nominations has been given in accordance with our Bylaws. See Stockholder Proposals for 2025 Annual Meeting.

22

Compensation of Non-Employee Directors

The Board of Directors of the Company, acting upon a recommendation from our Compensation Committee, annually determines the compensation of the non-employee directors for their service in the Board and its committees.

Key Principles	Significant Time Commitment

The Board and the Compensation Committee are guided by the following principles:
•Compensation should consist of a combination of cash and equity compensation awards that are designed to fairly pay the non-employee directors for work required for a company of our size and scope;
•Compensation should align the non-employee directors’ interests with the long-term interests of our stockholders; and
•Compensation should assist with attracting and retaining qualified non-employee directors.

In addition to preparation for and attendance of Board and Committee meetings (76 total in fiscal year 2024), our non-employee directors are engaged in a variety of other ways, including:
•Receiving updates on significant developments; and
•Communicating and meeting with each other, senior management and regulators from time to time.

What We Do	What We Do Not Do

  Emphasis on Equity Compensation:
The majority of non-employee director compensation is in the form of equity-based awards (restricted stock units).
  Equity Ownership Requirements:
All non-employee directors are required to own at least five times his or her annual cash retainer in common stock of AX, with a five-year transition period.

  Fees for attending meetings - attendance is expected and compensation is not dependent on Board meeting schedule.
  Undue focus on short-term stock performance - pay aligns with compensation philosophy, not short-term fluctuations in stock price.

The Company does not pay director compensation to directors who are also our employees. All non-employee directors of the Company also serve on the Board of Axos Bank. The non-employee directors receive no additional compensation related to such service.
The Compensation Committee monitors non-employee director pay to ensure consistency with best practices so that our non-employee directors are appropriately compensated for the extensive services they provide to the Company.
Role of the Compensation Consultant
The Compensation Committee’s independent compensation consultant is F.W. Cook. The approved scope of F.W. Cook’s work includes advising on CEO compensation and non-employee director compensation. Based on its review of relevant factors, the Compensation Committee assessed F.W. Cook’s independence and concluded that no conflict of interest existed that would have prevented F.W. Cook from independently advising the Compensation Committee. The independent compensation consultant reports directly to the Compensation Committee and takes instructions solely from the Compensation Committee.

23

Compensation of Non-Employee Directors
The forms and amounts of non-employee director compensation outlined below for fiscal year 2024 were recommended by the Compensation Committee and approved by the Board.
Cash Compensation
Company non-employee directors receive the following annual cash payments:

Role	Non-Employee Director	Premium	Total

Chairman of the Board(1)	$40,000	$66,000	$106,000
Vice-chairman of the Board(2)	40,000	26,000	66,000
Chairman of the Audit Committee(3)	40,000	26,000	66,000
Chairman of the Compensation Committee(4)	40,000	13,000	53,000
Other non-employee directors	40,000	—	40,000
(1)For the Chairman of the Board role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
(2)For the Vice-chairman of the Board role, a premium is paid as compensation for additional responsibilities. Mr. Mosich receives this premium.
(3)For the Chairman of the Audit Committee role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
(4)For the Chairman of the Compensation Committee role, a premium is paid as compensation for additional responsibilities. Mr. Court receives this premium.
During fiscal year 2024, the Company did not provide perquisites to any non-employee director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for parking, travel and accommodation expenses incurred in connection with attendance at Board and Board committee meetings.
Equity Compensation
Each non-employee director is eligible for an annual grant of restricted stock units (“RSUs”) issued from our Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), as recommended by our Compensation Committee and approved by the Board. The amounts of the annual non-employee director awards are discretionary from year-to-year. The RSUs that the Company awards to non-employee directors fully vest on each anniversary of the date of grant consistent with current market practices recommended by the independent compensation consultant. At vesting, each newly vested RSU is exchanged for a common share of Company common stock.
To directly align the interests of our non-employee directors with the interests of the stockholders, our Board has adopted stock ownership guidelines that require each non-employee director to maintain a minimum ownership interest in the Company. The current ownership guideline requires that a non-employee director acquire and maintain shares with a value of at least five times his or her annual cash retainer within five years of appointment to the Board. All non-employee directors are either in compliance with this requirement or within the phase-in period.
For fiscal year 2024, Company non-employee directors received the following grant of RSU:

	Grants of RSUs
Role	Non-Employee Director	Premium	Amount

Chairman of the Board(1)	6,000	10,500	16,500
Vice-chairman of the Board(2)	6,000	1,650	7,650
Chairman of the Audit Committee(3)	6,000	1,650	7,650
Chairman of the Compensation Committee(4)	6,000	600	6,600
Other non-employee directors	6,000	—	6,000
(1)For the Chairman of the Board role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
(2)For the Vice-chairman of the Board role, a premium is paid as compensation for additional responsibilities. Mr. Mosich receives this premium.
(3)For the Chairman of the Audit Committee role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
(4)For the Chairman of the Compensation Committee role, a premium is paid as compensation for additional responsibilities. Mr. Court receives this premium.

24

Compensation of Non-Employee Directors
The Board believes that the cash and RSU premiums paid to non-employee directors holding each of the roles above is appropriate, and in reaching this conclusion, the Board considered many factors, including its key principles and significant time commitment of non-employee directors to fulfill their responsibilities, including with respect to any chair roles and/or committee memberships, and the recommendation of the Compensation Committee. Additionally, the Chairman of the Board role requires extensive further time commitments, including bi-weekly meetings with our CEO and regular meetings with other executive management, regulators and auditors, and in fiscal year 2024 the Chairman of the Board also served as the Chair of the Audit Committee, and was a member of the Compensation Committee and Nominating/Corporate Governance Committee. The Chairman of the Board regularly discusses Company matters with other directors outside of scheduled Board or Committee meetings. The Chairman of the Board also spends time introducing new unaffiliated business opportunities and service providers to the Company to further drive the Company’s strategic and operational initiatives.
The split between cash and RSU premiums for non-employee directors is heavily weighted toward stock awards, more so than many of the Company’s peers. This weighting aligns non-employee director interests with the long-term interests of our stockholders, but also presents such directors with potential downside risk, along with the potential upside benefit.
At its meeting in August 2024, the Compensation Committee decided to change the timing of the annual RSU grants to be made to our non-employee directors. These RSU grants have historically been made at the Committee’s and Board’s scheduled meetings in August of each year. Commencing in 2024, upon the recommendation of the independent compensation consultant, the Committee revised the cycle for the annual stock grants issued to our non-employee directors from August to November of each year, so that such grants are now made immediately following the Company’s annual meeting of stockholders in November.

25

Compensation of Non-Employee Directors
Fiscal Year 2024 Non-Employee Director Compensation
In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to non-employee directors during fiscal year 2024:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total Compensation

James S. Argalas	$40,000	$258,540	$298,540
Tamara N. Bohlig	40,000	258,540	298,540
Stefani D. Carter	40,000	258,540	298,540
James J. Court	53,000	284,394	337,394
Uzair Dada	40,000	258,540	298,540
Paul J. Grinberg	132,000	782,084	914,084
Nicholas A. Mosich	66,000	329,639	395,639
Edward J. Ratinoff	40,000	258,540	298,540
Roque A. Santi	40,000	258,540	298,540
Sara Wardell-Smith(3)	23,333	238,185	261,518
(1)The amounts in this column represent the annual cash fees paid to our non-employee directors for service during fiscal year 2024.
(2)The stock awards included for each non-employee director above consist of RSUs. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NYSE closing price per share on the date such award was granted. The table below shows the award number of units, the grant date, the per-unit fair value, and the total grant date fair value for the stock awards shown.
(3)Ms. Wardell-Smith commenced service on the Board on December 1, 2023.
Fiscal Year 2024 Grants of Plan-Based Awards
This table shows all plan-based awards that the Company made to non-employee directors during fiscal year 2024:

Name	Grant Date	RSUs	Base Price of RSUs (per Unit)	Grant Date Fair Value of RSUs

James S. Argalas	8/31/2023	6,000	$43.09	$258,540
Tamara N. Bohlig	8/31/2023	6,000	43.09	258,540
Stefani D. Carter	8/31/2023	6,000	43.09	258,540
James J. Court	8/31/2023	6,600	43.09	284,394
Uzair Dada	8/31/2023	6,000	43.09	258,540
Paul J. Grinberg	8/31/2023	18,150	43.09	782,084
Nicholas A. Mosich	8/31/2023	7,650	43.09	329,639
Edward J. Ratinoff	8/31/2023	6,000	43.09	258,540
Roque A. Santi	8/31/2023	6,000	43.09	258,540
Sara Wardell-Smith(1)	12/15/2023	4,500	52.93	238,185
(1)Ms. Wardell-Smith commenced service on the Board on December 1, 2023.

26

Item 2. Advisory Vote on Executive Compensation

The board of directors recommends a vote “FOR” the approval, in a non-binding and advisory stockholder vote, of the compensation of the company’s named executive officers as disclosed in this proxy statement.

The Company’s compensation policies and decisions are designed to promote the Company’s business strategies and the interest of its stockholders by providing incentive needed to attract, motivate and retain key executives who are critical to our long-term success as a financial institution.
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that its compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.
We are asking our stockholders for a non-binding and advisory vote to approve the compensation of our Named Executive Officers under Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, is brought annually and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation practices described in this Proxy Statement. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of Axos Financial, Inc. approve, on a non-binding and advisory basis, the compensation of its Named Executive Officers as disclosed in the Proxy Statement for the 2024 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”

Vote Required
The affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required to approve it. As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

27

Executive Officers

Officers are appointed for indefinite terms of office and may be removed or replaced by the Board or by the President and Chief Executive Officer. There are no family relationships among any of our directors and executive officers. The following information is furnished with respect to our executive officers.

Gregory Garrabrants President and Chief Executive Officer	•Mr. Garrabrants’ background and experience prior to joining the Company are discussed under Item 1. Election of Directors.

Executive Officer since: 2007

Age: 52

Officer holds the position with the Company and the Bank.

Eshel Bar-Adon Executive Vice President, Strategic Partnerships and Chief Legal Officer
•Prior to joining the Company in 2011, Mr. Bar-Adon served as Executive Vice President and Chief Legal Officer of a leading specialty finance firm, Seneca One Finance, Inc.
•During his tenure, he served as Acting President and was a member of the Company’s Executive Committee.

Executive Officer since: 2019

Age: 69

Officer holds the position with the Company and the Bank.

Thomas Constantine Executive Vice President, Chief Credit Officer
•Prior to joining the Company in 2010, Mr. Constantine served as a senior examiner with the former Office of Thrift Supervision (OTS).
•Mr. Constantine has more than 35 years of experience in the banking and financial services industries previously working in various roles, including as a portfolio manager, commercial real estate loan officer, chief lending officer and chief credit officer.

Executive Officer since: 2019

Age: 62

Officer holds the position with the Bank only.

28

Executive Officers

David Crow Executive Vice President, Head of Axos Clearing
•Prior to joining the Company in 2023, Mr. Crow served as the Co-Head of Wealth Solutions Relationship Management at Pershing, LLC, where he served in various capacities for over 24 years.
•Mr. Crow maintains his Series 7, 24 and 63 licenses.

Executive Officer since: 2023

Age: 54

Raymond Matsumoto Executive Vice President, Chief Operating Officer
•Prior to joining the Company in 2017, Mr. Matsumoto served as the Executive Vice President and Chief Administrative Officer at CIT Group.
•He has also held executive positions at OneWest Bank and Indymac Bank.
•Mr. Matsumoto started his career having spent 18 years as a Senior Manager and Certified Public Accountant with KPMG, and as the Chief Financial and Operations Officer for a consumer food products company.

Executive Officer since: 2019

Age: 69

Officer holds the position with the Bank only.

Andrew Micheletti Executive Vice President, Finance
•Prior to joining the Company in 2001, Mr. Micheletti served as the Vice President – Finance for TeleSpectrum Worldwide Inc., an international provider of outsourced telephone and Internet services and as Managing Director, Chief Financial Officer of LPL Financial, an independent securities broker-dealer.

Executive Officer since: 2001

Age: 67

Officer holds the position with the Company and the Bank.

David Park Executive Vice President, Commercial Banking and Treasury Management
•Prior to joining the Company in 2018, Mr. Park served as the Executive Vice President and Head of Commercial Banking at Banc of California.
•From 2006 to 2016, Mr. Park held various roles during his 10 years at City National Bank, including Senior Vice President and Head of Business Banking and SBA Lending.

Executive Officer since: 2020

Age: 41

Officer holds the position with the Bank only.

29

Executive Officers

Brian Swanson Executive Vice President, Head of Consumer Bank
•Prior to joining the Company in 2010, Mr. Swanson served as a Vice President with Bank of America, piloting its dedicated purchase Call Center in Orange County, California.
•Mr. Swanson began his career as a Retail Loan Officer with e-Loan.

Executive Officer since: 2019

Age: 44

Officer holds the position with the Bank only.

John Tolla Executive Vice President, Chief Risk Officer
•Prior to joining the Company in 2013, Mr. Tolla served in leadership roles at BearingPoint and Booz Allen where his primary focus was on regulatory compliance, strategy, process improvement, and risk management with special attention to clients operating in heavily regulated industries.

Executive Officer since: 2019

Age: 47

Officer holds the position with the Company and the Bank.

Derrick K. Walsh Executive Vice President, Chief Financial Officer
•He previously served as Senior Vice President and Chief Accounting Officer of the Company since 2015 and joined the Company in 2013.
•Prior to joining the Company, Mr. Walsh led the SEC & Regulatory Reporting functions at LPL Financial from 2011 to 2013 where he gained his Series 7, 27 and 66 licenses (7 & 66 currently inactive) and was also responsible for various aspects of management reporting and investor relations.
•Mr. Walsh began his career in public accounting auditing financial institutions and public companies, where he earned his CPA license.

Executive Officer since: 2021

Age: 42

Officer holds the position with the Company and the Bank.

30

Compensation Discussion & Analysis

The following Compensation Discussion and Analysis (“CD&A”) of compensation arrangements of our NEOs for fiscal year 2024, should be read together with the compensation tables and related disclosures set forth below. The discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. This CD&A explains how the compensation of our NEOs aligns with the interests of our stockholders and is intended to provide perspective on the compensation information contained in the tables that follow this discussion. The Compensation Committee of the Board of Directors of the Company is responsible for assisting the Board of Directors in determining and maintaining the Company’s compensation programs consistent with the objectives set forth below. The Compensation Committee approves all the forms of compensation, including the base salary, bonus, and both the value and mix of equity awards for the Company’s NEOs.
The Company’s NEOs for fiscal year 2024 are as follows:

Name	Age	Position

Gregory Garrabrants	52	President and Chief Executive Officer (“CEO”)
Thomas Constantine	62	Executive Vice President, Chief Credit Officer
Raymond D. Matsumoto	69	Executive Vice President, Chief Operating Officer
David Park	41	Executive Vice President, Commercial Banking and Treasury Management
Derrick K. Walsh	42	Executive Vice President, Chief Financial Officer (“CFO”)

31

Compensation Discussion & Analysis
Fiscal Year 2024 Financial Results and Operating Highlights
The Company achieved another year of record earnings in fiscal year 2024 with:

YoY Net Income Growth of 46.5%	Diluted Earnings per Share (“EPS”) 51.1%	YoY Deposit Growth of 13.1%

Return on Equity 21.64%	YoY Total Net Loans 16.9%

Improved Net Interest Margin by 27 basis points to 4.62% in fiscal year 2024 compared to 4.35% in fiscal 2023.	Continued Strong Credit Performance with net charge-offs to average loans of only 5 basis points in fiscal year 2024.

In addition, the Company achieved a number of milestones in fiscal year 2024 including:

Return on average assets of 2.08% for fiscal year 2024	Increased assets by 12.3% to $22.9 billion for fiscal year 2024

Increased deposits by $2.3 billion to $19.4 billion for fiscal year 2024	Purchased two loan pools with a combined unpaid principal balance of $1.25 billion at a 37% discount

2024 KBW Bank Honor Roll Awardee
as one of five banks with the distinction of reporting consecutive increases in annual earnings per share over the past decade and who hold more than $500 million in total assets.
Strategically and opportunistically repurchased $97 million of Company common stock at an average price of $38.18, compared to a price of $64.61 as of the record date

32

Compensation Discussion & Analysis
The Company continues to increase net income, revenue, diluted EPS and book value per common share as reflected in the graphs below for the presented fiscal years ended June 30.
Return on Average Equity
Return on Average Assets

Net Income
Revenue

Diluted EPS
Book Value per Share

33

Compensation Discussion & Analysis
Loans
Deposits
This performance continues the Company’s historical trend of ongoing improved performance, with 13 consecutive years of year-over-year increases in net income and diluted EPS, dating to 2011. In addition, the Company has achieved strong five-year compound annual growth rates (“CAGR”) in several key areas, including:

5-Year CAGR of Net Income: 23.8%	5-Year CAGR of Revenue: 19.2%	5-Year CAGR of Earnings Per Diluted Common Share: 25.3%

5-Year CAGR of Book Value Per Common Share: 18.2%	5-Year CAGR of Deposits: 16.6%	5-Year CAGR of Loans: 15.4%

34

Compensation Discussion & Analysis
Total Returns to Stockholders under our CEO
The following graph compares the total return of our common stock over the last 10 fiscal years with (i) the companies included in the total return for the U.S. NYSE Index (ticker: NYATR), and (ii) the banks included in the ABA NASDAQ Community Bank Total Return Index (“XABQ”). The graph assumes $100 was invested on June 30, 2014, the last trading day of fiscal year 2014. The indexes assume reinvestment of dividends.

Axos	NYSE	XABQ
Since fiscal year 2014, the common stock of the Company has provided an average annual return of 26.77% to investors based on changes in market value and a corresponding compounded increase in earnings per share of 23.05%.
Since Mr. Garrabrants’ appointment to CEO on October 23, 2007, the common stock of the Company has returned 3,134%.
The below table presents the total return over other measurement periods of our common stock compared to the NYSE and XABQ.

Measurement Period	Axos	NYSE	XABQ(1)

7/1/2019 – 6/30/2024 (5-year)	110%	56%	13%
Fiscal Year 2024	45%	16%	20%
(1)XABQ includes banks and thrifts or their holding companies listed on the NASDAQ Stock Market as selected by the American Bankers Association.

35

Compensation Discussion & Analysis
Executive Compensation Overview
Our executive compensation program is designed to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. We design our executive compensation program to be driven by performance, rewarding our executives for creating value for stockholders. We have a pay-for-performance philosophy for executive compensation based on the following principles:
•Performance Expectations. We have clear performance expectations of our executive team, and the design of our executive compensation program reflects these expectations. Our Compensation Committee sets forth the performance expectations for our CEO and our CEO sets forth the performance expectations for the rest of our executive team. Each executive officer’s performance is evaluated on a regular basis against predefined and documented performance objectives. Each executive officer must demonstrate exceptional personal performance in order to remain part of the executive team. We believe that individuals who underperform should either be removed from the executive team with their compensation adjusted accordingly, or be dismissed from the Company. A substantial portion of each executive’s pay is performance-based compensation that is variable based on the Company or business unit’s annual and long-term operating performance and long-term stockholder returns.
•Emphasis on Long-Term Equity Incentives. Our executive compensation program emphasizes long-term stockholder value creation by compensating executives with RSUs earned based upon performance criteria in a particular year and then vested on a time-based vesting schedule over three years for NEOs other than the CEO and four years for the CEO. The Compensation Committee believes performance-based requirements for grants of RSUs, which then vest on a time-based vesting schedule are the most effective way to attract and retain a talented executive team and align executives’ interests with those of stockholders. As a result, our executive compensation program is weighted considerably toward long-term equity awards rather than cash compensation and our executives generally hold significant unvested RSUs at any particular time. This practice is intended to create a substantial retention incentive, encourage our executives to focus on the Company’s long-term success, and align executive interests with the long-term interests of our stockholders.
•Competitive with Industry Peers. We believe total compensation packages for our executive officers should be sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while being consistent with the Company’s objective of maintaining a competitive and efficient cost structure and aligning executive compensation to Company performance and stockholder value. Compensation should be commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees. The Company’s compensation programs reflect its position as a leading technology-oriented financial institution in a highly competitive, and dynamic industry, recognizing that the Company competes for executive talent with commercial banks, investment banks, financial technology start-ups, and technology companies.
Fiscal Year 2024 Compensation Program and Pay Decisions
Fiscal year 2024 was another outstanding financial performance year for the Company, as we exceeded our financial objectives and ranked among the top percentiles of our industry peers based on return on assets. Our fiscal year 2024 executive compensation awards reflect both financial and operational results our Board of Directors determined critical to our long-term strategic objectives. The connection between our performance results and named executive officer compensation awards continues to be at the forefront of the Compensation Committee’s decision-making. In addition to financial performance, the Compensation Committee takes into account risk management practices (including internal controls) within the organization, including the results of federal and state regulatory examinations and internal and independent audits throughout the year.
In making pay decisions, the Compensation Committee reviews Company, peer and individual performance as well as the results of market data prepared by the Compensation Committee’s independent compensation consultant. The Compensation Committee’s executive compensation decision for the CEO is determined by a binding written agreement. For NEOs other than the CEO, the Compensation Committee receives input from the CEO and reviews peer data and utilizes its business judgment to determine compensation.
The key components of our fiscal year 2024 executive compensation program for Named Executive Officers consist of a base salary, a short-term performance-based cash incentive, a long-term performance-based RSU incentive, and a 401(k) plan. The Compensation Committee reviews and determines executive compensation for the CEO at the end of the fiscal year and awards cash and share-based bonuses for other executives semi-annually.

36

Compensation Discussion & Analysis
Elements of Direct Compensation
The following table summarizes the primary elements of the Company’s direct compensation arrangements and how such elements support the Company’s other compensation objectives in the short and long term:

Element	How Compensation Objectives Are Met

SHORT-TERM

Base Salary	Commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.

Annual Non-Equity Incentive Plan Compensation (Cash Bonus)	Varies based on the Company attaining annual performance measures that are aligned with the business strategy and stockholders’ interests.

Benefits and Perquisites	Establishes limited perquisites in line with market practice that include health and welfare insurance coverage and 401(k) plan benefits on the same basis as our general employee population.

LONG-TERM

Long-Term Incentive Compensation (RSUs)	Varies based on long-term total stockholder return (“TSR”) and promotes stockholders’ interests.

Long-Term Equity Incentive Compensation
The Company designed the 2014 Plan with a focus on aligning NEO incentives with long-term stockholder value. RSU awards are used by the Company to create a long-term incentive program.
The RSU awards granted under the 2014 Plan are awarded to NEOs based on achievement of performance objectives and then generally vest over three years, one-third on each one-year anniversary of the award. Mr. Garrabrants’ awards currently vest over four years, one-fourth at the end of each fiscal year. Expense related to Mr. Garrabrants’ awards from an employment agreement effective July 1, 2017 is recognized over a period of nine years based upon Monte Carlo calculated values amortized using the graded vesting method. Effective January 1, 2024, the CEO’s employment agreement renewed automatically for one year with the same long-term equity incentive for Mr. Garrabrants that is expensed over five years based upon Monte Carlo calculated values amortized using the graded vesting method. The expense for the awards of all other NEOs is amortized over the three-year vesting period following the grant.

37

Compensation Discussion & Analysis
Compensation Practices
We follow sound compensation practices to support our guiding principles.

What We Do	What We Don’t Do

  Pay For Performance – A significant percentage of direct compensation is based upon measurable performance goals.
  Risk Management – We prohibit short sales, transactions in derivatives of the Company’s securities, including various hedging type transactions, without prior approval.
  Performance-Based, Long-Term Equity – We emphasize long-term equity awards in our pay mix.
  At-Will Employment – We employ our executive officers at will.
  Responsible Use of Equity – We manage our equity award program responsibly, awarding only approximately 1.67% of weighted average shares outstanding (on a fully diluted basis) in fiscal year 2024.

  Tax Gross Ups – We do not offer gross-ups of related excise taxes.
 Special Perquisites – We do not provide executive perquisites that are not available to other employees generally.
  Re-Pricing or Repurchase of Underwater Equity Awards – Unless our stockholders approve, we do not permit the repricing or repurchase of underwater stock options or stock appreciation rights.
 Pension or Other Special Benefits – We do not provide pensions or supplemental executive retirement, deferred compensation, health, or insurance benefits.
  “Single Trigger” Severance Payments or equity vesting on Change In Control – Our employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change of control.

Equity Compensation Practices
To directly align the interests of our executives with the interests of the stockholders, our Board maintains Company common stock (“shares”) ownership guidelines, that require the CFO, the CEO and each executive vice president to maintain a minimum ownership interest in the Company. The current ownership guideline requires executives to acquire and maintain shares having a market value equal to at least eight times annual salary for the CEO, five times annual salary for the CFO and three times annual salary for executive vice presidents within five years of appointment to the position.
Stockholder and Proxy Feedback
Our periodic say-on-pay vote is one of our opportunities to receive feedback from stockholders regarding our executive compensation program, including with respect to the results of our advisory say-on-pay proposal at our 2023 Annual Meeting of Stockholders. We continue to actively seek feedback from stockholders to better understand what motivated their votes and what actions we could take to address their concerns about our executive compensation program. Our Compensation Committee considered the vote results and the feedback we received as it evaluated the compensation opportunities provided to our executive officers.
We have discussions with our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation. Our Chairman, CEO, CFO, and Head of Investor Relations met or held discussions with stockholders. We have met with the majority of the top fifty institutional stockholders representing approximately 60% of total stock ownership.

38

Compensation Discussion & Analysis
We pursue multiple avenues for stockholder engagement, including in-person and teleconference meetings with our stockholders, participating at various conferences, conducting stockholder perception studies through a third-party service provider, and issuing periodic reports on our activities. We participated in a total of 16 virtual or in-person investor conferences and four non-deal roadshows in fiscal year 2024, resulting in 27 days during the year meeting investors. According to the IR Magazine Global Roadshow Report 2023, the average small capitalization company and the average mid-cap company spend each spend approximately eight days a year on roadshows meeting investors. Our stockholder engagement efforts exceed these benchmarks.
At these meetings or in these discussions, our stockholders were provided the opportunity to discuss executive compensation and other governance issues with the Company. With respect to executive compensation, the primary responses received were:
•say-on-pay vote decisions generally follow stockholder advisory recommendations without significant independent review by the investment arms of our investors, but despite this, those stockholder advisory recommendations should be carefully reviewed and considered;
•compensation plans that are grandfathered under Internal Revenue Code Section 162(m) should remain in place given their tax efficiency and not be “materially modified” in order to maximize the tax deductibility of executive compensation for as long a timeframe as possible;
•stockholders significantly valued the level of insider ownership, particularly that of our Chief Executive Officer, who holds 152 times his base salary in shares of the Company’s stock;
•tying compensation specifically to share price performance versus banking industry performance under the CEO employment agreement was a desirable component of a performance-based plan; and
•improving clarity of the Company’s annual Proxy Statement, specifically regarding executive compensation matters.
The Company is committed to continuing its engagement with our stockholders on executive compensation matters to understand their views concerning our executive compensation philosophy, policies and practices. Although the Company is bound by existing formulaic contractual arrangements with the CEO, the Compensation Committee will continue to consider stockholder feedback and the results of say-on-pay votes when making future decisions with regard to new contractual relationships and the compensation of executives whose compensation is not governed by long-term agreements.
Peer Group
The Compensation Committee reviews compensation practices and program design at peer companies to inform its decision-making process so it can set total compensation levels that it believes are commensurate with its performance and with Axos’ peers. The Compensation Committee reviews compensation components at peer companies, including salaries and target bonus levels comparing them to specific market percentiles. The Compensation Committee believes that, in general, performance targets should be set above peer company performance targets (e.g., higher return on equity targets, higher growth targets), and that executives should bear greater multi-year downside from poor performance and greater multi-year upside benefit from strong performance.
At the time of entry into the employment agreement with Mr. Garrabrants in fiscal year 2017, the Compensation Committee, with the advice of an independent compensation consultant, selected a peer group of 13 institutions as disclosed in the fiscal year 2017 annual proxy statement. As part of its ongoing monitoring of compensation practices at peer institutions, the Compensation Committee made certain changes to the designated peer group in fiscal year 2022 which is outlined below, and continues to assess Mr. Garrabrants’ compensation against this group.

Banc of California (BANC)
Bank of Hawaii Corporation (BOH)
Bank OZK (OZK)
Community Financial System (CBU)
CVB Financial Corp (CVBF)
Eagle Bancorp (EGBN)
First Financial Bankshares (FFIN)
First Hawaiian (FHB)
Green Dot (GDOT)

Hilltop Holdings (HTH)
Independent Bank (INDB)
New York Community (NYCB)
Pacific Premier Bank (PPBI)
PacWest (acquired by Banc of California)
TFS Financial (TFSL)
Trustmark (TRMK)
United Community Banks (UCBI)
Western Alliance Bancorporation (WAL)

39

Compensation Discussion & Analysis
Chief Executive Officer Compensation Plan
The Chief Executive Officer’s compensation plan is based upon peer analysis and forward-looking performance metrics. Although the Compensation Committee recognizes the value of the Chief Executive Officer’s capabilities, diversity of skill sets, quality of education and work experience, and history of success, the Compensation Committee relies on forward looking performance criteria and peer analysis to determine compensation. The Chief Executive Officer’s compensation plan has a lower level of fixed compensation than comparable peers and highly variable cash and RSU compensation components payable only upon strong overall financial performance of the Company in the fiscal year.
2024 CEO Compensation Summary

Salary and 401(k)	Non-equity incentive plan compensation	Stock Awards
Total Performance-Based Compensation

Element of CEO Compensation	Compensation Objectives and Rationale

Salary and 401(k)	•Commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.

Total Performance-Based Compensation

Individual Factor	•Incentivizes specific non-financial management objectives that are not reflected in realized net income

Non-Equity Incentive Plan Compensation

15% Target Return on Equity
•Annual Target Cash Bonus only paid for exceptional performance
•15% Target Return on Equity set to the 97th percentile of all exchange traded banks
•Negative carryforward promotes long-run performance without favoring a specific year

Stock Awards

Total Return to Stockholders Relative to XABQ
•Link long-term compensation to total return to stockholders and encourage long-term investments that will result in market recognizing long-term value creation
•Reward performance relative to XABQ index
•Discourage excessive risk-taking due to long term formulaic negative carryforward and four year vesting period

40

Compensation Discussion & Analysis
CEO Base Salary
The Chief Executive Officer’s base salary was set at $700,000, the 8th percentile of the Peer Group (meaning that 92% of the Peer Group CEO’s had a higher base salary at time of entry into the agreement), for fiscal year 2018 and all future contract years subject to the CEO’s employment agreement entered into on July 1, 2017 (the “Agreement”), which was automatically renewed in January 2022, 2023 and 2024. Since Mr. Garrabrants was appointed CEO in 2007, his salary has been set pursuant to the Agreement and he has not received a base salary increase during the term of the Agreement.
Total Performance-Based Compensation
The Individual Factor
The individual factor allows the Compensation Committee to determine specific non-financial management objectives (“MBOs”) that are not reflected in realized net income. The individual factor is determined based upon predetermined goals set by the Compensation Committee and discussed with the CEO prior to the fiscal year with 1.0 representing satisfactory achievement of all objectives, but may range from 0.8 (failure to achieve objectives) to a maximum of 1.2 (exceeds satisfactory achievement of all objectives). With respect to performance against the MBOs, the members of our Compensation Committee evaluated the CEO’s performance against the MBOs. The evaluation included an analysis of Mr. Garrabrants’ performance against all of his individual MBOs, which included, but were not limited to: achievement of satisfactory results from audits, regulatory examinations, and other risk-reviews, capturing meaningful new business relationships, successfully completing acquisitions of other companies, launch and improvement of software platforms, enhancing the executive team, and creating new business units. After conducting a thorough review of Mr. Garrabrants’ performance against the MBOs, the Compensation Committee determined that Mr. Garrabrants’ MBO performance had been achieved at target and set the individual factor for performance equal to 0.96 for fiscal year 2024. Mr. Garrabrants’ fiscal year 2024 accomplishments include, but are not limited to:
•Achieved record earnings and EPS
•Purchased $1.25 billion of loans at 37% discount, resulting in a gain of $92.4 million
•Increased deposits by $2.3 billion to $19.4 billion
CEO Short-Term Cash Incentive Compensation
Fiscal Year 2024 Calculation
In the Agreement, the Chief Executive Officer’s short-term cash incentive is set in accordance with the following formula (“Annual Cash Bonus Formula”):
Annual Cash Bonus ($) = Annual Target Cash Bonus × (Individual Factor) + 2% (After-Tax Net Income - Target Net Income)

Compensation Formula Variable	Fiscal Year 2024 Results
Annual Target Cash Bonus Salary × 150%	$700,000 × 150% = $1,050,000
Individual Factor	0.96
Fiscal Year 2024 Net Income	$450,008,136
Target Net Income 15% of Average Common Equity(1)	15% x $2,097,861,824 = $314,679,274
Fiscal Year 2024 Annual Cash Bonus(2) $1,050,000 x 0.96 + 2% ($450,008,136 - $314,679,274) $3,714,577
(1)Based on the 12 month spot average per the Agreement.
(2)The $3,714,577 short-term cash incentive compensation was paid to the CEO in September 2024, following the approval of the Compensation Committee.

41

Compensation Discussion & Analysis
15% Target Return on Equity
According to the performance criteria set by the Compensation Committee, in order for the CEO to earn the full annual target cash bonus, the Company must achieve an annual return on average common equity equal to at least 15%. In order to set the 15% goal at the time of the initial agreement, the Compensation Committee evaluated return on equity rates for 812 exchange-traded banks tracked by SNL Financial Global Market Intelligence. The Board believes industry performance data demonstrates that this 15% return on equity target is a highly rigorous performance metric achieved by few public banks in any one year and even fewer consistently at the Company’s size.
The Compensation Committee considers the following factors in determining the 15% target return on equity.

Compensation Objective & Rationale

Annual Target Bonus only paid for exceptional performance
•Annual Target Cash Bonus, consisting of the 150% of salary, is set at the 56th percentile of the Peer Group at the time of the initial agreement
•Full Annual Target Cash Bonus is only achieved by reaching a 15% target return on equity

Requires return on equity equal to or in excess of 15%
•Rigorous metric initially set to approximate the 97th percentile of all exchange-traded banks
•The fixed return mitigates incentives to take strategic actions to influence subsequent targets
•The amount of net income required to reach the 15% return on common equity target grows with the book value of the Company’s equity, providing assurances to stockholders that above-target incentive compensation amounts are only realized after achieving superior returns on the equity invested in the Company

Negative carryforward promotes long-run performance without favoring a specific fiscal year
•Failure to achieve the 15% target return on equity reduces the cash bonus in accordance to the Annual Cash Bonus Formula
•Annual Cash Bonus Formula can create a negative carryforward that will reduce current and future Annual Cash Bonus payments
•Provides no incentive to shift earnings unproductively across fiscal years or quarters
•The cumulative negative incentive compensation is limited to $2.1 million and is not subject to recoupment in the event the CEO is no longer employed by the Company at the time the next annual bonus would otherwise be payable

In fiscal year 2024, the Company achieved a 21.64% return on average common equity, resulting in a $3,714,577 fiscal year 2024 Annual Cash Bonus.
For illustration purposes only, the calculation of the Annual Cash Bonus assuming the Fiscal Year 2024 Average Common Equity and a range of alternate Individual Factors and Average Common Equity, refer to the table below.

	Return on Average Common Equity
	10.00%	15.00%	21.64%
0.80	$(1,257,862)	$840,000	$3,546,577
0.96	$(1,089,862)	$1,008,000	$3,714,577
1.20	$(837,862)	$1,260,000	$3,966,577

42

Compensation Discussion & Analysis
CEO RSU Award Calculation Description
Fiscal Year 2024 RSU Award
In the Agreement, the CEO’s RSU award is set in accordance with the following formula (the “Equity Award Formula”):
Equity Award ($) = Target Award ($) × Individual factor + 2% (Company’s TRS - XABQ Index Return) × (Beginning Market Cap)
Due to the Company’s significant outperformance compared to the XABQ index, the CEO Fiscal 2024 Equity Award was calculated to be 375,241 shares to vest over 4 years. The Summary Compensation Table (on page 48) reflects this award as $5.2 million, as calculated in line with Accounting Standards Codification (“ASC”) 718 for the expense the Company will recognize for this award over 5.5 years, matching the performance and vesting periods.
The CEO’s target equity award was determined based on the beginning market capitalization of the Company prior to the beginning of each fiscal year during the term of the Agreement in accordance with the following table:

Beginning Market Capitalization	Target Equity Award
<$2.0 Billion Market Cap	$2,500,000
$2.0 Billion - $2.5 Billion Market Cap	$3,000,000
$2.5 Billion - $3.5 Billion Market Cap	$3,500,000
$3.5 Billion or More Market Cap	$4,000,000

Compensation Formula Variable	Fiscal Year 2024 Results
Beginning Market Capitalization	$2,342,704,932
Target Award based on Beginning Market Capitalization	$3,000,000
Individual Factor	0.96
Fiscal Year 2024 Company’s Total Return to Stockholders	45%
Fiscal Year 2024 XABQ Index Return	20%
Beginning Stock Price(1)	$39.7452
Fiscal Year 2024 Equity Award (Shares) $3,000,000 × 0.96 + 2% (45% - 20%) × $2,342,704,932 = $14,914,018 $14,914,018 ÷ $39.7452 375,241 Shares (to vest over 4 years)
(1)Per the Agreement, the beginning Stock Price is calculated as the average daily stock price for the June 2023.
Impact of One-Year Renewal of Agreement on CEO RSU Award Grant Date
The Agreement was automatically renewed on each of January 1, 2024 (the “2025 Award”) for the fiscal year ending June 30, 2025, January 1, 2023 (the “2024 Award”) for the fiscal year ending June 30, 2024 and January 1, 2022 (the “2023 Award”) for the fiscal year ending June 30, 2023, since no notice of non-renewal was provided by either the Company or CEO. The RSU or other long-term equity incentive award the Company became obligated to grant the CEO in connection with the 2025 Award will not be granted to the CEO until September 2025, if at all. The 2025 Award is contingent on the CEO remaining employed by the Company until September 2025 and is subject to other requirements for vesting of the grants under the Agreement. The grant to be issued in conjunction with the 2025 Award, 2024 Award and 2023 Award is treated for accounting purposes as if the RSU award was granted on January 1 of each automatic renewal year. Specifically, in accordance with ASC 718, an estimate of the RSU awards was made on January 1 of the each respective year using Monte Carlo simulation to generate estimated future prices of the Company’s stock, estimated future Company TRS and estimated future total returns on the XABQ index. With these outputs, the Company estimated the future number of RSUs and values. For accounting purposes, the Company charges the value across the future vesting periods using a grading method to determine grant-date expense attributable to future years. The Company graded or spread the award expense as required under ASC 718 across the service period and the four-year vesting periods. The estimated fair values for the 2025 Award, 2024 Award and 2023 Award were $9.4 million, $5.2 million and $8.8 million, respectively, on each award’s grant date. The remaining unrecognized $14.5 million estimate for the RSU awards will be

43

Compensation Discussion & Analysis
recognized as compensation expense to be amortized over each of the following five fiscal years provided the CEO maintains employment with the Company as follows:

FY 2025	FY 2026	FY 2027	FY 2028	FY 2029
$5,840,921	$4,460,119	$2,554,228	$1,190,416	$428,801
The information appearing in this section “Impact of One-Year Renewal of Agreement on CEO RSU Award Grant Date” and the tables above shall not be deemed a substitute for the information set forth in the Summary Compensation Table and other tables included below. In accordance with Item 402 of Regulation S-K under the Exchange Act, the entire estimated value of the 2025 Award, 2024 Award and 2023 Award of $9.4 million, $5.2 million and $8.8 million, respectively, appears as one grant in each respective year in the Summary Compensation Table.
Total Return to Stockholder Relative to XABQ Index
The annual RSU award is a long-term incentive designed to provide a risk-balanced approach to executive compensation.

Compensation Objective and Rationale

Link long-term compensation more closely to total return to stockholders and encourage long-term investments that result in market recognizing long-term value creation
•Adjusted current share awards in the event of the Company’s share price underperformance and link directly to total return to stockholder
•Symmetric upside rewards and downside penalties associated with the Equity Award Formula, coupled with the reliance on relative performance versus the Peer Group, provides stronger incentives to create stockholder value than more typical plans that provide awards during unprofitable years and fail to carry forward negative performance over a multiyear period

Reward performance relative to XABQ index
•Compensation is driven by performance relative to the Company’s competition
•Index most closely resembles the Company’s competition
•No rewards or penalties for market factors increasing or decreasing, respectively, sector-wide returns

Discourage excessive risk taking due to long-term formulaic negative carryforward and four year vesting period
•Failure to perform relative to XABQ index reduces the Equity Awards in accordance to the Equity Award Formula
•In the event of severe underperformance, the Equity Award Formula can create a negative carryforward that will reduce current and future Equity Awards
•After granted, award vests one fourth over four years

For illustration purposes only, for the calculation of the Equity Award Formula assuming the Fiscal Year 2024 Beginning Market Capitalization, the Fiscal Year 2024 return on XABQ, a range of alternate Individual Factors and a range of alternate Company’s Total Return to Stockholders, refer to the table below.

	Total Return to Stockholders
	10%	20%	45%
0.80	$(2,144,300)	$2,400,000	$14,434,018
0.96	$(1,664,300)	$2,880,000	$14,914,018
1.20	$(944,300)	$3,600,000	$15,634,018

44

Compensation Discussion & Analysis
The Chief Executive Officer’s target equity award was set such that total target compensation – including the sum of the base salary, target cash bonus, and the target equity grant – would approximate the 65th percentile of total compensation for CEOs in the original peer group. The target total compensation was set above the peer-group median because of the higher return on equity hurdle requirement to reach target cash awards, the significant greater formulaic multi-year downside risk present in the Agreement vs. original peer group compensation plans, and the long-term nature of the Agreement. Historically, the Compensation Committee has not made any adjustments to the CEO’s compensation over the contract term despite upward adjustments of original peer group compensation over the terms of the CEO’s contract.
Under the Agreement, any negative equity award value amount is not subject to clawback or recoupment from prior years’ awards in the event the CEO is no longer employed by the Company at the time the next annual incentive award would be payable. By reducing the baseline equity award value in subsequent fiscal years, no equity award will be made for the calculation year unless the Company’s TRS in the subsequent year or years is sufficiently in excess of the bank index performance to compensate fully for any prior year’s deficit.
The Agreement measures the relative TRS for the fiscal year based on the change in the Company’s share price during that period, taking into account any dividends paid either by the Company or the index, which is assumed to be reinvested in the applicable company.
The Beginning Stock Price is the average daily stock price in the final month of the prior fiscal year, which mitigates incentives to manipulate prior year-end stock prices and mitigates the impact of one-day or short-term stock price fluctuations. Beginning Market Cap is calculated by multiplying the number of shares outstanding at the end of the prior fiscal year by the Beginning Stock Price. The Target Equity Award is determined by the table described above and will adjust up or down in accordance with the beginning market capitalization of the Company. The Individual Factor is the same as the individual factor used in the cash incentive compensation plan described above. The Company’s Annual Stockholder Return includes reinvested dividends and the XABQ Index Return is the annual return of the ABAQ Index including reinvested dividends.
RSU grants in any fiscal year are limited to 480,000 shares. If the Equity Award calculated under the Equity Award Formula exceeds the maximum grant of 480,000 shares, the CEO will receive a cash payment in Performance Units equal to the value on the date of the award between the number of shares calculated pursuant to the Equity Award Formula and the value of 480,000 shares (based on the Beginning Stock Price). The Performance Units, if any, will vest and be paid over a minimum of four years (subject to a maximum annual payment of $3,000,000).
CEO Pay Ratio
SEC rules require most publicly traded companies to provide information regarding the relationship of the median annual total compensation of our employees, other than our CEO, to the annual total compensation of Mr. Garrabrants, our CEO.
We identified the median employee by calculating the total compensation of all persons excluding the CEO who were employed by us as of June 30, 2024, including full-time and part-time employees. We considered regular pay for salaried and hourly employees, overtime, equity compensation and taxable cash benefits, including cash incentive payments, and referral fee income, for the fiscal year ended June 30, 2024 as reflected by our internal payroll records. We made annualizing adjustments to the compensation of full time employees who joined us mid-year.
We then ranked the fiscal year 2024 compensation received by all of the employees in our employee population other than our CEO to determine our median employee. Once we identified our median employee, we calculated such employee’s annual total compensation in the same manner as our named executive officers’ compensation is determined for purposes of the Summary Compensation Table.
Based on this methodology, we determined that:
•The annual total compensation of our median employee was $95,736.
•The annual total compensation of Mr. Garrabrants, our Chief Executive Officer, was $13,861,409.
•The ratio of Mr. Garrabrants’ total compensation for 2024 to that of the median employee was 145 to 1.
Mr. Garrabrants’ RSU award included in his fiscal year 2024 compensation calculation is highly dependent on the Company’s performance, as described in the preceding pages, and may not be realized by Mr. Garrabrants. If the Company does not outperform its peers in fiscal year 2025, Mr. Garrabrants would not be awarded any RSUs and his received fiscal year 2024 compensation would be reduced to $4,427,777 and the ratio to median employee to 46 to 1.

45

Compensation Discussion & Analysis
Other Named Executive Officers
With regard to the compensation paid to each Named Executive Officer other than the CEO, the CEO is authorized to evaluate and review the performance of each Named Executive Officer (other than himself) and recommends their compensation packages to the Compensation Committee for approval, with consideration for regional and industry standards. In determining compensation awarded to the other Named Executive Officers for fiscal year 2024, the Compensation Committee and CEO performed a global review of both overall and relative individual Named Executive Officer performance, peer bank NEO compensation levels, business unit performance and corporate performance. There were no predetermined or mathematical weightings; rather, the Compensation Committee and CEO considered the overall performance of each executive, including consideration of unplanned events and issues emerging during the fiscal year. Based on their evaluation, the Compensation Committee and CEO used their judgment in making compensation determinations for each of the other Named Executive Officers. As a general rule, bonuses for the other Named Executive Officers are targeted between 200% and 300% of base salary in cash and stock compensation. The Named Executive Officers have a lower level of fixed compensation compared to peers and a variable performance-based bonus consisting of both cash and RSUs. In undertaking the compensation determinations, the CEO and Compensation Committee conduct the following steps on an annual basis:
•evaluate employee performance against specified business objectives;
•review business performance targets and objectives; and
•set base salary levels, and amounts and targets for incentive cash bonus plan.

46

Compensation Discussion & Analysis
Compensation Discussion and Analysis Highlights
The following is a summary of the Compensation Discussion and Analysis, for the complete Compensation Discussion and Analysis please refer to the section beginning on page 31.

Performance-Based Compensation Factor(1)	Compensation Objectives and Rationale	Fiscal Year 2024 Accomplishments

Individual Factor	•Incentivizes specific non-financial management objectives that are not reflected in realized net income	•Achieved record earnings and EPS •Purchased $1.25 billion of loans at 37% discount, resulting in a $92.4 million gain •Increased deposits by $2.3 billion to $19.4 billion

Non-Equity Incentive Plan Compensation

15% Target Return on Equity
•Annual Target Bonus only paid for exceptional performance
•15% Target Return on Equity set to the 97th percentile of all exchange traded banks
•Negative carryforward promotes long-run performance without favoring a specific year
•Achieved a 21.64% return on average common equity, outperforming the target return on equity

Stock Awards

Total Return to Stockholders Relative to XABQ
•Link long-term compensation to total return to stockholders and encourage long-term investments that will result in market recognizing long-term value creation
•Reward performance relative to XABQ index
•Discourage excessive risk-taking due to long term formulaic negative carryforward and four year vesting period
•Achieved a 45% total return to stockholders, outperforming the XABQ index return of 20%

(1)Performance-Based Compensation is in addition to a Salary and 401(k).
•94.9% of CEO’s Fiscal Year 2024 Compensation is performance based
•72.6% of Average NEO Fiscal Year 2024 Compensation is performance based
•Strategically and opportunistically repurchased $97 million of Company common stock during fiscal year 2024 at an average price of $38.18, compared to a price of $64.61 as of the record date
•Over a five year period, the common stock of the Company has provided a total return of 110%, significantly outperforming the total NYSE return of 56% and the XABQ return of 13%

5-Year CAGR of Net Income: 23.8%	5-Year CAGR of Revenue: 19.2%	5-Year CAGR of Book Value Per Common Share: 18.2%

47

Compensation Discussion & Analysis
Executive Compensation Tables
Summary Compensation Table
The following table shows all compensation earned and equity incentives awarded during fiscal year 2024 and the preceding two fiscal years for our CEO, CFO, and the other three most highly compensated executive officers. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executive Officers.”

Name and Title	Year(1)	Salary(2)	Non-Equity Incentive Plan Compensation(3)	Bonus(4)	Stock Awards(5)	All Other Compensation(6)	Total

Gregory Garrabrants,	2024	$700,000	$3,714,577	$—	$9,433,632	$13,200	$13,861,409
President and Chief Executive Officer	2023	700,000	4,667,806	—	5,225,526	12,200	10,605,532
	2022	700,000	4,230,387	—	8,792,836	11,600	13,734,823
Thomas Constantine	2024	350,000	—	435,000	480,069	13,200	1,278,269
Executive Vice President, Chief Credit Officer	2023	330,000	—	475,000	455,057	12,200	1,272,257
	2022	310,000	—	435,000	410,077	11,600	1,166,677
Raymond Matsumoto	2024	400,000	—	600,000	575,019	13,200	1,588,219
Executive Vice President, Chief Operating Officer	2023	385,000	—	565,000	555,037	12,200	1,517,237
	2022	365,000	—	535,000	480,040	11,600	1,391,640
David Park(7)	2024	420,000	—	553,945	502,018	11,250	1,487,213
Executive Vice President, Commercial Banking and Treasury Management	2023	380,000	—	433,000	391,764	10,250	1,215,014
Derrick K. Walsh(8)	2024	330,000	—	490,000	475,055	11,250	1,306,305
Executive Vice President, Chief Financial Officer	2023	315,000	—	460,000	445,033	10,250	1,230,283
	2022	300,000	—	430,000	866,164	9,750	1,605,914
(1)Fiscal year in which salary and non-equity incentives and bonuses were earned. For stock awards, the fiscal year of the accounting grant date.
(2)Salary for fiscal year 2024 approved by the Compensation Committee in September 2023.
(3)Payments under Non-Equity Incentive Plans were earned in accordance with the employment contracts of Mr. Garrabrants. Amount for Mr. Garrabrants includes cash bonus plus $2.9 million of vested performance units for fiscal year 2023 and cash bonus plus $3.0 million of vested performance units for fiscal year 2022.
(4)Bonus earned during the fiscal years listed.
(5)Aggregate value of RSUs based upon the accounting grant date and calculated in accordance with ASC 710 and 718. The actual value at the end of the vesting period may be significantly higher or lower than the value presented depending upon the market value of the common stock at that time.
For Mr. Garrabrants, the $9.4 million, $5.2 million and $8.8 million value of the stock award for fiscal years 2024, 2023 and 2022 included in the table above, represents the ASC 718 aggregate grant date value of the RSU awards issuable in connection with the one-year renewal of his employment agreement. See the section “Impact of One-Year Renewal of Agreement on CEO RSU Award Grant Date” for a further description of these award. As required by Item 402 of Regulation S-K, the table above presents the aggregate grant date value notwithstanding the RSU award represents a multi-year incentive award. The presentation required by Item 402 with respect to this award reduces the comparability of Mr. Garrabrants’ compensation year-over-year because it presents a multi-year incentive award as only being compensation in a single year. The resulting expense allocation will be spread across all vesting years in accordance with ASC 718. The total of the compensation expense of $23.5 million is being recognized in the income statement over fiscal years 2022 through 2029.
(6)All other compensation amounts are 401(k) matching contributions.
(7)Mr. Park was not an NEO in fiscal year 2022.
(8)Mr. Walsh received a one-time grant of 10,000 RSUs upon promotion to CFO in fiscal year 2022.

48

Compensation Discussion & Analysis
Grants of Plan-Based Awards in Fiscal Year 2024
The table below shows all plan-based awards the Company made during fiscal year 2024 to the Named Executive Officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Closing Price of Stock on Date of Grant	Grant Date Fair Value of Stock and Option Awards(2)

Gregory Garrabrants(3)	01/01/24	113,672	$82.99	$9,433,632
Thomas Constantine	09/15/23	5,779	42.40	245,030
	03/15/24	4,755	49.43	235,040
Raymond Matsumoto	09/15/23	6,722	42.40	285,013
	03/15/24	5,867	49.43	290,006
David Park	09/15/23	5,378	42.40	228,027
	03/15/24	5,543	49.43	273,990
Derrick K. Walsh	09/15/23	5,543	42.40	235,023
	03/15/24	4,856	49.43	240,032
(1)RSUs for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant; for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.
(2)Aggregate value of RSU awards based upon the accounting grant date and calculated in accordance with ASC 710 and 718. The actual value at the end of the vesting period may be significantly higher or lower than the value presented depending upon the market value of the common stock at that time.
(3)The January 1, 2024 award to Mr. Garrabrants (to be issued in September 2025, if the Company performance criteria is achieved) reflects estimated RSU awards totaling 113,672 RSUs at an average price of $82.99 determined through Monte Carlo simulation in accordance with ASC 718.

49

Compensation Discussion & Analysis
Outstanding Equity Awards at Fiscal Year-End 2024
This table shows the equity awards that have been previously awarded to each of the Named Executive Officers and which remained outstanding as of June 30, 2024 all of which consist of RSUs:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Date of Grant(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)

Gregory Garrabrants	119,588	08/25/21	$6,834,454
	179,308	09/14/23	10,247,452
Thomas Constantine	1,359	08/25/21	77,667
	1,505	03/23/22	86,011
	4,077	09/23/22	233,001
	4,064	03/15/23	232,258
	5,779	09/15/23	330,270
	4,755	03/15/24	271,748
Raymond Matsumoto	1,494	08/25/21	85,382
	1,863	03/23/22	106,470
	4,982	09/23/22	284,721
	4,947	03/15/23	282,721
	6,722	09/15/23	384,162
	5,867	03/15/24	335,299
David Park	792	08/25/21	45,263
	1,136	03/23/22	64,922
	3,384	09/23/22	193,396
	3,622	03/15/23	206,997
	5,378	09/15/23	307,353
	5,543	03/15/24	316,782
Derrick K. Walsh	3,334	09/23/21	190,538
	1,430	09/24/21	81,725
	1,433	03/23/22	81,896
	3,986	09/23/22	227,800
	3,975	03/15/23	227,171
	5,543	09/15/23	316,782
	4,856	03/15/24	277,520
(1)RSUs for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant. For all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.
(2)The values contained in this column were calculated by multiplying the number of shares by $57.15, which was the closing price of the Company’s common stock reported on the NYSE on June 28, 2024, the last trading day of fiscal year 2024.

50

Compensation Discussion & Analysis
Stock Vested in Fiscal Year 2024
This table shows the RSUs that vested for each Named Executive Officer during fiscal year 2024:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting

Gregory Garrabrants	179,358	$10,250,310
Thomas Constantine	10,370	470,475
Raymond Matsumoto	11,894	539,839
David Park	7,867	357,338
Derrick Walsh	13,459	581,506
The value realized upon vesting is based on the number of shares vesting multiplied by the market price of a Company share on the applicable vesting date.
Pay Versus Performance
The following table shows a comparison of summary compensation and compensation actually paid (“CAP”), as computed in accordance with Item 402(v) of Regulation S-K, to the Company’s CEO as the Company’s Principal Executive Officer (“PEO”) and the average of such measures for the Company’s Named Executive Officers other than the Company’s PEO (“Non-PEO NEO”) relative to the Company’s measures of financial performance for each of the fiscal years indicated. Given the Company’s compensation programs for its PEO and Non-PEO NEOs are heavily weighted toward stock-based compensation, the CAP presented herein is dependent upon the performance of the Company’s stock price, which may result in significant differences between CAP and compensation presented in the Summary Compensation Table in any given year.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEO(1)	Average Compensation Actually Paid to Non-PEO NEOs(1),(3)	Value of Initial Fixed $100 Investment Based on:		Net Income (In Thousands)	Return on Average Common Equity
					Axos Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)

2024	$13,861,409	$28,823,246	$1,415,002	$2,005,992	258.83	147.89	$450,008	21.64%
2023	10,605,532	5,859,824	1,308,698	1,469,939	178.62	123.55	307,165	17.22%
2022	13,734,823	24,909,780	1,489,318	979,109	162.36	149.73	240,716	15.61%
2021	5,184,508	11,991,308	1,185,961	2,549,105	210.10	159.42	215,707	16.51%
(1)NEOs included in the above table are compromised of the following individuals. In accordance with SEC rules, only the Company’s CEO, CFO and three highest-paid NEOs from the Summary Compensation Table are included.

Fiscal Year	PEO	Non-PEO NEOs

2024	Gregory Garrabrants	Thomas Constantine, Raymond Matsumoto, David Park, Derrick K. Walsh
2023	Gregory Garrabrants	Thomas Constantine, Raymond Matsumoto, David Park, Derrick K. Walsh
2022	Gregory Garrabrants	Thomas Constantine, Raymond Matsumoto, Andrew J. Micheletti, Brian Swanson, Derrick K. Walsh
2021	Gregory Garrabrants	Eshel Bar-Adon, Raymond Matsumoto, Andrew J. Micheletti, Brian Swanson

51

Compensation Discussion & Analysis
(2)The following summarizes the amounts deducted and added to the Summary Compensation Table Total for PEO to calculate CAP to PEO:

	Fiscal Year
	2024		2023		2022		2021
Amounts reported in the Summary Compensation Table as Stock Awards granted during the fiscal year which are based on grant date fair values	$(9,433,632)		$(5,225,526)		$(8,792,836)		$—
Fair value as of the end of the fiscal year of equity awards granted during the fiscal year which remain outstanding and unvested as of the end of the fiscal year	16,743,807	(a)	3,275,492	(b)	16,945,327	(c)	—
Change in fair value during the fiscal year of awards granted in prior years that remain outstanding and unvested as of the end of the fiscal year	2,117,903		858,642		—		2,917,200
Fair value as of the vesting date for awards that were granted and vested during the fiscal year	3,415,856		—		4,287,266		—
Change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested during the fiscal year	2,117,903		429,321		(1,264,800)		3,889,600
Fair value as of the end of the prior fiscal year of awards granted in prior years that did not meet the applicable vesting conditions during the fiscal year	—		(4,083,637)		—		—
Net difference between Summary Compensation Table Total for PEO and CAP to PEO	$14,961,837		$(4,745,708)		$11,174,957		$6,806,800
(a)Includes RSUs related to awards made to Mr. Garrabrants on January 1, 2024 to be issued, if at all, in September 2025 based on the Company’s performance in connection with the renewal of his employment agreement. See “Impact of One-Year Renewal on CEO RSU Award Grant Date” and footnote 5 to the Summary Compensation Table for additional information regarding the fiscal year 2024 estimated award. Amount also includes 179,308 RSUs granted on September 14, 2023 which remain unvested as of June 30, 2024.
(b)Reflects an aggregated estimated RSU award totaling 83,050 RSUs, related to awards made to Mr. Garrabrants on January 1, 2023 which were issued in September 2024 based on the Company’s performance in connection with the renewal of his employment agreement. See “Impact of One-Year Renewal on CEO RSU Award Grant Date” and footnote 5 to the Summary Compensation Table for additional information regarding the fiscal year 2023 estimated award.
(c)Includes $4,083,637 reflecting an aggregated estimated RSU award totaling 113,909 RSUs, related to awards made to Mr. Garrabrants on January 1, 2022 based on the Company’s performance in connection with the renewal of his employment agreement. See footnote 5 to the Summary Compensation Table for additional information regarding the fiscal year 2022 award.
(3)The following summarizes the average amounts deducted and added to the Average Summary Compensation Table Total for Non-PEO Named Executive Officers to calculate at Average CAP to Non-PEO Named Executive Officers:

	Fiscal Year
	2024	2023	2022	2021
Amounts reported in the Summary Compensation Table as Stock Awards granted during the fiscal year which are based on grant date fair values	$(508,040)	$(461,723)	$(749,258)	$(510,473)
Fair value as of the end of the fiscal year of equity awards granted during the fiscal year which remain outstanding and unvested as of the end of the fiscal year	634,979	488,573	559,274	801,457
Change in fair value during the fiscal year of awards granted in prior years that remain outstanding and unvested as of the end of the fiscal year	406,560	81,648	(340,008)	897,969
Change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested during the fiscal year	57,491	52,743	19,783	174,191
Net difference between Average Summary Compensation Table Total for Non-PEO NEOs and Average CAP to Non-PEO NEOs	$590,990	$161,241	$(510,209)	$1,363,144
(4)Axos Total Shareholder Return and Peer Group Total Shareholder Return assumes $100 was invested in AX common stock and in the ABAQ Total Return Index (ticker: XABQ), respectively, on June 30, 2020.

52

Compensation Discussion & Analysis
The charts and narrative below are based on the information above in order to present the relationship between Company’s PEO’s CAP and the Company’s Average CAP for Non-PEO NEO with the indicated measure of financial performance, for the last four fiscal years.
Compensation Actually Paid versus Company and Peer Group Total Stockholder Returns

Compensation Actually Paid
Total Stockholder Return ($100 Investment)
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$—
$11,991,308
$2,549,105
$24,909,780
$979,109
$5,859,824
$1,469,939
$28,823,246
$2,005,992
2021
2022
2023
2024

PEO CAP	Average CAP for Non-PEO NEO

Company Shareholder Returns	Peer Group Shareholder Returns
Axos total shareholder return and peer group total shareholder return are impacted by external factors related to broader equity markets. PEO CAP and Average CAP for Non-PEO NEO include significant equity components and are calculated using the fiscal year-end share prices, which inherently are impacted by external factors related to broader equity markets.

53

Compensation Discussion & Analysis
Compensation Actually Paid versus Net Income

Compensation Actually Paid
Net Income (in millions)
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$650.00
$600.00
$550.00
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$—
$11,991,308
$2,549,105
$24,909,780
$979,109
$5,859,824
$1,469,939
$28,823,246
$2,005,992
2021
2022
2023
2024

PEO CAP	Average CAP for Non-PEO NEO	Net Income
The Company’s net income has increased in each of the past four fiscal years reflecting the successful leadership of the PEO and the Non-PEO NEOs; however, net income is dependent on a variety of factors, some of which are not directly linked to how compensation actually paid to the Company’s executive officers is determined for purposes of this disclosure, including the share price of the Company’s common stock during the applicable fiscal year.

54

Compensation Discussion & Analysis
Compensation Actually Paid versus Return on Average Common Equity

$33,000,000
$30,000,000
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$—
Compensation Actually Paid
25.00%
20.00%
15.00%
10.00%
Return on Average Common Equity
$11,991,308
$2,549,105
$24,909,780
$979,109
$5,859,824
$1,469,939
$28,823,246
$2,005,992
2021
2022
2023
2024

PEO CAP	Average CAP for Non-PEO NEO	Average Common Equity
The Company’s return on average common equity has ranged from 15.61% to 21.64% over the past four fiscal years. Return on average common equity is dependent on a variety of factors, some of which are not directly linked to how compensation actually paid to the Company’s executive officers is determined for purposes of this disclosure, including the share price of the Company’s common stock during the applicable fiscal year.
For fiscal year 2024, the Company considers the following performance measures to be the most important performance measures to link CAP to the Company’s PEO to Company performance:

Net income	Total return to stockholders
Return on average common equity	Market capitalization
Average common equity

For fiscal year 2024, the Company considers the following performance measures to be the most important performance measures to link CAP to the Company’s Non-PEO NEO to Company performance:

Overall and relative performance of the Named Executive Officer
Corporate performance, including return on average common equity
Peer bank Named Executive Officer compensation levels
Business unit performance

55

Compensation Discussion & Analysis
Potential Payments Upon Termination or Change in Control
A change in control may be in the best interest of our common stockholders. We believe it is appropriate to align the compensation of the CEO and the CFO with the benefits of our stockholders. Since their long-term stock compensation is designed to be significant and such compensation vests in future years, we provide them with accelerated vesting of RSUs and cash compensation in certain situations where we believe a change in control of the Company and (or) terminating them is in the best interest of the common stockholders. Generally, such compensation is not significant to the CEO or the CFO if such termination is the result of material failures in the performance of their duties as generally described in their employment contracts.
This section discusses the incremental compensation that would be payable by the Company in the event of a change-in-control of the Company or a termination of employment of certain Named Executive Officers with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules the following discussion assumes that the triggering event in question – death, disability, change in control or termination – occurred on June 30, 2024. With respect to calculations based on the Company’s stock price, we used $57.15, which was the reported closing price of one share of the Company’s common stock on NYSE on June 28, 2024, the last trading day of fiscal year 2024.
Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers of the Company, such as employee group term life insurance. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include, for example, the timing during the year of any event and the Company’s stock price.
The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. The Compensation Committee evaluates the level of severance benefits consistent with competitive practices.
The following is a general discussion of the primary categories of triggering events which apply to certain of the Company’s Named Executive Officers.
Death or Disability
In the event of the death of the CEO, his beneficiary or estate shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including RSU awards granted to him, (ii) his cash incentive award for the period in which death occurs, prorated to the date of death, and (iii) accrued salary. For the avoidance of doubt, the CEO’s beneficiary or estate shall not be entitled to any RSUs set forth in the Agreement which had not been granted prior to the date of death.
Upon the CEO’s receipt of a notice of termination for disability, he shall receive, (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including RSU awards granted to him, (ii) his cash incentive award for the period in which termination occurs, prorated to the date of termination, (iii) his annual RSU award required to be issued pursuant to the Agreement for the period in which the termination date occurs or an equivalent amount of cash, prorated to the termination date, and (vi) accrued salary.
In the event of the death or disability of the CFO, his beneficiary or estate shall receive a payment of a death benefit of the executive’s then-current annual salary, and his target cash bonus for the year. All unvested RSUs at the date of death or disability shall fully vest.

56

Compensation Discussion & Analysis
Termination of Employment by the Company
For the CEO, in the event his employment is terminated by Company without cause, or he resigns his employment for good reason, within a period of 90 days after the occurrence of the event giving rise to good reason, he shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including RSU awards granted to him, pursuant to the Agreement prior to the date his employment is terminated, (ii) his Target Annual Cash Incentive Award for the period in which such termination occurs, prorated to the Termination Date, (iii) payment of an amount equal to two times his then-current base salary and (iv) 12 months of medical insurance benefits.
In addition, upon the CEO’s receipt from the Company of a notice of termination without cause or Company’s receipt from him of a notice of termination for good reason, he shall receive, at the option of the Company, either his annual RSU award computed pursuant to his Agreement or an equivalent amount of cash payable in a lump-sum.
For the Chief Credit Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current bi-weekly salary paid for 12 months from the date of termination; and (ii) accelerated vesting of all unvested portions of RSU awards, subject to his execution of a release in customary form.
For the CFO, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) all accrued but unpaid base salary as of the termination date; (ii) any other benefits already vested as of the termination date; (iii) accelerated vesting of all unvested portions of RSU awards; and (iv) severance as may be provided in the sole discretion of the CEO, subject to his execution of a release in customary form.
Termination by Company with “Cause” or by the Executive for any Reason
“Cause” is generally defined in the executive’s employment agreement to include (i) failure of the executive to perform duties in a satisfactory manner, after notice thereof; (ii) conviction of illegal activity which materially adversely affects the Company’s or the Bank’s reputation or which evidences the executive’s lack of ability to perform duties; (iii) certain crimes or dishonesty, fraud, etc. which causes termination of insurance coverage under blanket bond; or (iv) acts or omissions of the executive resulting in actions by government bank regulators to close or take the Bank or to issue a cease and desist order to remove the executive from office.
In the event the employment of the CEO is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be (i) all accrued but unpaid base salary as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation, or similar plans in which he participated immediately prior to termination. In the event the Chief Executive Officer resigns without good reason, he shall be entitled to payment of his Target Annual Cash Incentive Award earned for the period prior to resignation but unpaid at the time of resignation.
In the event the employment of the CFO is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be limited to (i) all accrued but unpaid base salary as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation and other compensation earned subject to prorated calculations as of the termination date.

57

Compensation Discussion & Analysis
Upon a Change-in-Control of the Company
A change in control (“CIC”) generally defined in the executive’s employment agreement to mean a change in the ownership or control of 50% of the voting stock of the Company, whether by sale, merger or reorganization, or all or substantially all of the assets are sold or transferred to a person who did not own or control the assets of the Company prior to such transaction. The exact definition varies depending upon the terms of agreement with each Named Executive Officer.
If the employment of the CEO is terminated during the term of the Agreement, and within one year after a CIC, the Company or the Company’s successor terminates the CEO other than for cause, death or disability or the CEO terminates his employment for good reason, in either case, a “Change in Control Termination,” then:
(i)The Company shall pay him in a single severance payment as soon as practicable after the termination, but in no event later than thirty 30 days thereafter, an amount in cash equal to the sum of (a) three times his then-current base salary and (b) his Target Annual Cash Award as in effect on the termination date and minus any accumulated amount negative bonuses from prior periods,
(ii)any unvested equity incentive award including RSU awards previously granted pursuant to the Agreement, shall become immediately and fully vested
(iii)any Target Annual Cash Award earned from the prior year, but not paid at termination, shall be paid to him;
(iv)his Target Annual Cash Award for the period in which such termination occurs, prorated to the Termination Date shall be paid to him; and
(v)a prorated grant of the Annual RSU Award shall be issued to him.
If a CIC occurs and the employment of the CEO is terminated one year prior to the CIC other than for “cause”, and if such termination of employment or event was at the request, suggestion or initiative of a third party who has taken steps reasonably calculated to effect a CIC, then his termination shall be deemed to be a Change in Control Termination and upon occurrence of the CIC, the CEO shall be entitled to receive the payments as described above.
For the CFO, in the event his employment is terminated by the Company without cause within 36 months after a CIC, he shall be entitled to (i) a severance payment equal to two times his then-current annual salary and target bonus and paid as a lump-sum; (ii) accelerated vesting of all unvested portions of equity awards including RSUs; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.
For all Named Executive Officers, the 2014 Plan provides that as of the consummation of a “corporate transaction,” all outstanding unvested shares of restricted stock would generally receive accelerated vesting, but only to the extent that such awards are not assumed by the Company or substituted by the acquiring company with all existing terms and conditions, including vesting terms, remaining in effect. For this purpose, “corporate transaction” is generally defined in the Plan as an acquisition of the Company by merger, consolidation, asset acquisition or stock purchase, which is generally the same as a CIC.

58

Compensation Discussion & Analysis
The following tables summarize the approximate value of termination payments and benefits that certain Named Executive Officers would have received if their employment had been terminated on June 30, 2024 under the circumstances specified or if there were a Change in Control on June 30, 2024. The value of RSU vesting is calculated using the AX share closing price of $57.15 on June 28, 2024, the last trading day of fiscal year 2024. The tables below assume the vesting of all unvested RSUs accelerated on the consummation of the change-on-control as provided in the 2014 Plan and there is no assumption of substitution of unvested restricted stock by the acquirer. For change-in-control and subsequent terminations of Named Executive Officers, the Named Executive Officer would receive the Total Value Upon Event in either column D or Column E upon the circumstances of the termination.
Gregory Garrabrants – President and Chief Executive Officer

				Termination After Change-in-Control
	A	B	C	D	E
Type of Benefit(1)	Death or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason

Cash Severance(2)	$3,714,577	$5,132,966	$3,714,577	$2,100,000	$—
RSU Vesting(3)	23,578,261	23,578,261	23,578,261	—	—
280G Tax Gross Up(4)	—	—	—	—	—
Total Value Upon Event	$27,292,838	$28,711,227	$27,292,838	$2,100,000	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$29,392,838
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$27,292,838
(1)This change in control table is based on Mr. Garrabrants Second Amended and Restated Employment Agreement dated June 30, 2017, as automatically renewed on January 1, 2024.
(2)Mr. Garrabrants’ employment agreement provides for the payment of his Annual Cash Bonus in the event of Death, Disability, Termination before a Change-in-Control by Company without Cause, or Upon a Change-in-Control. In addition:
(i)Upon a Termination before a Change-in-Control by Company without Cause, Mr. Garrabrants is entitled to two times his base salary and 12 months of medical insurance benefits; and
(ii)Upon a Termination by Company for Any Reason or by Executive with Good Reason, Mr. Garrabrants is entitled to three times his base salary.
(3)The value of RSU vesting includes the estimated RSUs from the January 1, 2024 award.
(4)Mr. Garrabrants’ employment agreement provides that if any Company payments made upon termination after a change-in-control of the Company constitutes a “parachute payment” under Section 280G of the Internal Revenue Code, the Company would not make a gross-up payment to Mr. Garrabrants. The Company is required to adjust the parachute payment downward, if such a decrease will increase the net after-tax payment to Mr. Garrabrants. No such adjustment downward has been made in the numbers above.

59

Compensation Discussion & Analysis
Thomas Constantine – Chief Credit Officer

				Termination After Change-in-Control
	A	B	C	D	E
Type of Benefit	Death(2) or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason

Cash Severance(1)	$—	$350,000	$—	$350,000	$—
RSU Vesting	1,230,954	1,230,954	1,230,954	—	—
Total Value Upon Event	$1,230,954	$1,580,954	$1,230,954	$350,000	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$1,580,954
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$1,230,954
(1)Mr. Constantine’s employment agreement provides for a lump sum cash payment in the amount of one times his annual salary if the Company terminates his employment, without cause, prior to or after a change-in-control, or by our successor after a change-in-control.
(2)The Company provides life insurance covering one year of base salary.
Raymond Matsumoto – Executive Vice President, Chief Operating Officer

				Termination After Change-in-Control
	A	B	C	D	E
Type of Benefit	Death(1) or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason

Cash Severance	$—	$—	$—	$—	$—
RSU Vesting	1,478,756	1,478,756	1,478,756	—	—
Total Value Upon Event	$1,478,756	$1,478,756	$1,478,756	$—	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$1,478,756
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$1,478,756
(1)The Company provides life insurance covering one year of base salary.

60

Compensation Discussion & Analysis
David Park – Executive Vice President, Commercial Banking and Treasury Management

				Termination After Change-in-Control
	A	B	C	D	E
Type of Benefit	Death(1) or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason

Cash Severance	$—	$—	$—	$—	$—
RSU Vesting	1,134,713	1,134,713	1,134,713	—	—
Total Value Upon Event	$1,134,713	$1,134,713	$1,134,713	$—	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$1,134,713
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$1,134,713
(1)The Company provides life insurance covering one year of base salary.
Derrick K. Walsh – Executive Vice President, Chief Financial Officer

				Termination After Change-in-Control
	A	B	C	D	E
Type of Benefit	Death or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason

Cash Severance(1)	$1,155,000	$—	$—	$2,329,862	$—
RSU Vesting	1,403,433	1,403,433	1,403,433	—	—
Total Value Upon Event	$2,558,433	$1,403,433	$1,403,433	$2,329,862	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$3,733,295
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$1,403,433
(1)Mr. Walsh’s employment agreement provides for
(i)In the event of Death or Disability, one times his base salary plus annual target bonus
(ii)Termination by Company for Any Reason or by Executive with Good Reason, two times the sum of his base salary and target bonus, and 12 months of medical insurance benefits

61

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based upon such review and discussions, the Compensation Committee unanimously recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
The Compensation Committee of the Board of Directors
James J. Court, Chairman
Stefani D. Carter
Paul J. Grinberg

62

Item 3. Ratification of Selection of Independent Registered Public Accounting Firm

The board of directors recommends a vote “FOR” the ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm.

We are asking our stockholders to ratify the selection of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm for fiscal year 2025. The Audit Committee will take the voting results into account in future determinations regarding the retention of the Company’s independent registered public accounting firm. The Audit Committee may, without stockholder approval, reconsider its selection of BDO.

Vote Required
The affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required to approve it. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm.

BDO served as the Company’s independent auditor and has conducted the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2024. The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. The Audit Committee approved the engagement of BDO to serve as the Company’s independent auditor to conduct the audit of the Company’s consolidated financial statements for the fiscal year ending June 30, 2025.
A representative of BDO will be present at the Annual Meeting, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.
The following table contains information regarding the aggregate fees charged to the Company by BDO for audit services rendered in connection with the audited consolidated financial statements and reports for the 2024 and 2023 fiscal years.

Nature of Services	Fees Charged 2024	Fees Charged 2023

Audit fees(1)	$2,348,203	$2,064,262
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—
	$2,348,203	$2,064,262
(1)Audit Fees consist of fees billed and unbilled and expenses for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of interim consolidated financial statements included in quarterly reports and services closely related to the audit and that in many cases could only be performed by the independent registered public accounting firm.
(2)Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
(3)Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

63

Report of the Audit Committee

The Audit Committee is composed of three directors. All of the members of the Audit Committee have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NYSE. In addition, the Board has determined that each of the members of the Audit Committee is considered an audit committee financial expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (i) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (ii) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.
The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;
2.The Audit Committee has discussed with the independent auditor the matters required to be discussed by the rules of the Public Company Accounting Oversight Board No. 1301, “Communications with Audit Committees”;
3.The Audit Committee has received the written disclosures and the letter from the independent auditor and has discussed with the independent auditor the independent auditor’s independence; and
4.Based on the review and discussions referred to in paragraphs one through three above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Directors
Paul J. Grinberg, Chairman
Nicholas A. Mosich
Roque A. Santi

64

Other Items

Related Party Transaction Policy and Procedures
The Company has a written Master Policy on Ethics and Professional Integrity and in accordance with the provisions covering Transactions with Related Persons and Certain Control Persons (the “Policy”). The Policy applies to certain transactions over $120,000 involving any related parties, which includes our officers, directors and director nominees, and members of their immediate families. The Policy also applies to certain transactions with Company stockholders who own more than 5% of the Company’s stock. In determining whether to approve or ratify a related party transaction, the Company’s Designated Officer under its Master Policy or the Board of Directors, as appropriate, will take into account our Master Policy and other applicable written Company policies, which consider applicable rules and the material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, whether a conflict of interest exists, and the extent of the related party’s interest in the transaction. Under the Master Policy, certain transactions, including the Bank’s providing ordinary banking products and services on standard terms available to any person meeting the eligibility requirements, are considered pre-approved. The Bank also offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis to finance the purchase, construction, maintenance or improvement of a primary residence (the “Loan Program”) under which each eligible borrower may obtain home loans for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company.
Transactions with Our Directors and Officers
In the ordinary course of its business and subject to applicable banking regulations, the Bank makes loans to and engages in other banking transactions with its directors, officers and employees and their associates. Other than loans pursuant to our Loan Program, such loans and other banking transactions are generally made on the same terms as those prevailing at the time for comparable transactions with persons of comparable creditworthiness that have no affiliation with the Company or the Bank. Loans are made only to persons affiliated with the Company and the Bank if they do not involve more than the normal risk of collectability of loans made to non-affiliated persons and if they do not present any other unfavorable features. As discussed above, the Bank offers the Loan Program under which each eligible borrower may obtain loans to finance the purchase, construction, maintenance or improvement of a primary residence for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company. Outstanding loans to all directors and executives who elected to participate in the Loan Program made up approximately 34% of the total balance outstanding for the Loan Program. As of June 30, 2024, none of the loans under the Loan Program or to our directors or executive officers were classified by the Bank as non-accrual, past due, restructured or potential problem loans.

65

Other Items
The table below provides information on our employee loans and the directors and executive officers who participated in the Loan Program:

(in thousands) Name	Largest Aggregate Principal Outstanding for 2024	Principal Outstanding at June 30, 2024	Principal Paid During 2024	Interest Paid During 2024	Loans Paid off during 2024	Interest Rate Payable (%)(1)

Greg Garrabrants(2) Chief Executive Officer	$8,592.5	$8,458.3	$134.2	$39.2	$—	0.43%
James S. Argalas Director	7,162.4	6,958.9	203.5	66.1	—	1.02%
Paul J. Grinberg(2) Director	4,699.6	4,699.6	—	23.8	—	0.56%
Andrew J. Micheletti EVP, Finance	2,809.8	2,748.0	61.8	80.4	—	2.89%
David Park EVP, Commercial Banking & Treasury Management	1,353.4	1,305.8	47.6	5.7	—	0.43%
Thomas Constantine EVP, Chief Credit Officer	1,249.9	1,202.6	47.3	5.2	—	0.39%
Brian Swanson EVP, Head of Consumer Bank	1,239.0	1,195.7	43.3	6.1	—	0.43%
Derrick Walsh EVP, Chief Financial Officer	910.7	881.6	29.1	3.4	—	0.41%
Nicholas Mosich Director	715.8	688.6	27.2	3.3	—	0.43%
Eshel Bar-Adon EVP, Strategic Partnerships and Chief Legal Officer	652.6	631.6	21.0	2.5	—	0.43%
Raymond Matsumoto EVP, Chief Operating Officer	487.5	470.3	17.2	2.1	—	0.43%
John Tolla Chief Risk Officer	445.7	431.3	14.4	1.7	—	0.43%
Non-director or executive officer employee loans		57,655.7
(1)All loans in the table made pursuant to the Bank’s Loan Program. The interest rates reflect the mid-term Applicable Federal Rate (“AFR”) at time of loan origination.
(2)Loan type is a construction loan with principal payments to commence upon completion of construction.
Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, and the related rules and regulations, our directors, executive officers, and persons who beneficially own more than ten percent of any registered class of equity securities of the Company (“ten-percent stockholders”) are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of the copies of such forms and certifications furnished to us, we believe that all of our directors, executive officers and ten-percent stockholders filed timely all reports required under Section 16(a) during the 2024 fiscal year, except as follows: David Crow filed a late Form 4 reporting an RSU grant.

66

Other Items
Security Ownership of Certain Beneficial Owners
The following table discloses information regarding beneficial ownership of the Company’s common stock by the only entities known by us to have beneficial ownership of more than 5% of the outstanding shares of our common stock on the record date. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding(1)

BlackRock, Inc.(2)	8,329,879	14.62%
The Vanguard Group, Inc.(3)	5,933,947	10.42%
State Street Corporation(4)	3,501,675	6.15%
(1)Percentage is calculated on the basis of 56,958,234 shares, the total number of shares of common stock outstanding on September 16, 2024.
(2)Represents shares beneficially owned by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has sole voting power with respect to 8,169,202 shares and sole dispositive power with respect to 8,329,879 shares. The foregoing information is based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2024, regarding its holdings as of December 31, 2023.
(3)Represents shares beneficially owned by The Vanguard Group, Inc.,. 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has shared voting power with respect to 53,875 shares, sole dispositive power with respect to 5,822,277 shares and shared dispositive power with respect to 111,670 shares. The foregoing information is based solely on the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13, 2024, regarding its holdings as of December 29, 2023.
(4)Represents shares beneficially owned by State Street Corporation, State Street Financial Center, 1 Congress Street, Boston, MA 02114. State Street Corporation has shared voting power with respect to 331,075 shares and shared dispositive power with respect to 3,501,675 shares. The foregoing information is based solely on the Schedule 13G filed by State Street Corporation with the SEC on January 24, 2024, regarding its holdings as of December 31, 2023.

67

Other Items
Security Ownership of Directors and Named Executive Officers
Set forth below is certain information, as of the record date regarding the shares of the Company’s common stock that were owned, beneficially, by (i) each director, (ii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Executive Officers”), and (iii) all of the current directors and executives as a group. Included in the common stock column below are RSUs, if any, that vest within 60 days after the record date. The percentage of outstanding shares of our common stock is based upon outstanding shares at the record date. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The address of each director and executive officer is c/o Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148.

	Beneficial Ownership of Common Stock
Name	Number of Shares(1)	Percent of Outstanding Shares

Gregory Garrabrants(2)	1,643,952	2.89%
Paul J. Grinberg(3)	143,295	*
Nicholas A. Mosich	92,459	*
James S. Argalas	72,295	*
James J. Court(4)	59,057	*
Edward J. Ratinoff	50,211	*
Derrick K. Walsh(5)	44,519	*
Raymond Matsumoto(6)	35,212	*
Uzair Dada	29,410	*
Thomas Constantine(7)	26,169	*
David Park(8)	18,511	*
Tamara N. Bohlig	12,919	*
Stefani D. Carter	9,003	*
Roque A. Santi	6,001	*
Sara Wardell-Smith	5,000	*
All current directors and executive officers as a group (20 persons)(9)	2,886,039	5.07%
*    Less than one percent.
(1)All fractional shares have been rounded to the closest whole share.
(2)Mr. Garrabrants is the President, Chief Executive Officer and a director. Based on the record date price of $64.61 per share, Mr. Garrabrants’ borrowings on margin secured by shares of the Company amounted to 105,946 shares. Such pledge was approved by the Chief Financial Officer under the Company’s Insider Trading Policy. Mr. Garrabrants beneficial ownership includes 2,695 shares held in his 401(k).
(3)Mr. Grinberg is a director. Based on the record date price of $64.61 per share, Mr. Grinberg’s borrowings on margin secured by shares of the Company amounted to 22,946 shares. Such pledge was approved by the Chief Financial Officer under the Company’s Insider Trading Policy.
(4)Mr. Court is a director. Mr. Court’s beneficial ownership includes 1,200 shares held by his spouse.
(5)Mr. Walsh is the Chief Financial Officer. Mr. Walsh’s beneficial ownership includes 2,575 shares held in his 401(k) and includes 6,757 RSUs that are scheduled to vest within 60 days of September 16, 2024.
(6)Mr. Matsumoto is a Named Executive Officer. Mr. Matsumoto’s beneficial ownership includes 1,883 shares held in his 401(k) and includes 2,491 RSUs that are scheduled to vest within 60 days of September 16, 2024.
(7)Mr. Constantine is a Named Executive Officer. Mr. Constantine’s beneficial ownership includes 2,581 shares held in his 401(k) and includes 2,038 RSUs that are scheduled to vest within 60 days of September 16, 2024.
(8)Mr. Park is a Named Executive Officer. Mr. Park’s beneficial ownership includes 1,378 shares held in his 401(k) and includes 1,692 RSUs that are scheduled to vest within 60 days of September 16, 2024.
(9)Beneficial ownership for all directors and executive officers as a group includes 17,761 that are scheduled to vest within 60 days of September 16, 2024. Based on the record date price of $64.61 per share, borrowings on margin secured by shares of the Company amounted to 128,892 shares.

68

Other Items
Annual Report to Stockholders
The Annual Report to Stockholders, including Form 10-K for the Company for the fiscal year ended June 30, 2024 will be available concurrently with this Proxy Statement on September 25, 2024 to all stockholders of record as of September 16, 2024 at www.envisionreports.com/AX. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2024 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AXOS FINANCIAL, INC., 9205 WEST RUSSELL ROAD, SUITE 400, LAS VEGAS, NV 89148, ATTENTION: CORPORATE SECRETARY. This Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2024, are also available at our website, www.axosfinancial.com and from the SEC at its website, www.sec.gov.
Stockholder Proposals for 2025 Annual Meeting
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address set below no later than May 28, 2025. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC.
In addition, our Bylaws require that a stockholder give us advance written notice of business intended to be brought at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act) and nominations for election of directors at an annual meeting of stockholders. Stockholders who intend to propose business at our 2025 Annual Meeting of Stockholders without inclusion of the matter in our proxy materials or nominate a candidate for election as a director are required to provide notice of such proposed business or nomination to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices no later than the close of business on August 16, 2025, and no earlier than the close of business on July 17, 2025; provided, however, that in the event that the 2025 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of the 2024 Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was or mailed or public disclosure of the date of the meeting was made, whichever occurs first. The chairperson of the meeting may refuse to acknowledge the proposal of any business or disregard any nomination not made in compliance with the foregoing procedures.
Our Corporate Secretary must receive timely stockholder proposals of business or nominations in writing at the principal executive offices of the Company at Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary.
Other Matters
We are not aware of any other matters to come before the meeting. If any other matter not described in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

Gregory Garrabrants
President and Chief Executive Officer
September 25, 2024

69

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

axos™ FINANCIAL VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by November 14, 2024 at 9:00 a.m. Pacific Time.

Online
Go to **www.envisionreports.com/AX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AX

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR all proposals.

1. Election of Directors:

	For	Withhold
01 - Gregory Garrabrants	☐	☐
02 - Paul J. Grinberg	☐	☐
03 - Uzair Dada	☐	☐
04 - Sara Wardell-Smith	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 6 2 5 5 2 6

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

041OFB

2024 Annual Meeting Admission Ticket

Annual Meeting of Stockholders
Axos Financial, Inc.

Thursday, November 14, 2024, 2:00 p.m. Pacific Time
Corporate Headquarters
9205 West Russell Road, Suite 400
Las Vegas, Nevada 89148

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Axos Financial, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting - November 14, 2024

The undersigned hereby appoints Derrick K. Walsh and Nicholas A. Mosich or any one of them with full power of substitution, Proxies to vote at the Annual Meeting of Stockholders of Axos Financial, Inc. (the "Company") to be held November 14, 2024 at 2:00 PM, Pacific Time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner you direct. **WHEN NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.** This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the proxy statement for the Annual Meeting of Stockholders.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐